Exhibit 99.8

CREDIT AGREEMENT

dated as of September 7, 2011

among

RONALD S. LAUDER

[***]

as Borrowers

the BANKS signatory hereto

and

[***]

as Book Manager and Administrative Agent

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

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EXHIBITS

Exhibit A	Authorization Letter
Exhibit B	Notice of Conversion/Renewal
Exhibit C	Opinion of Counsel
Exhibit D	Notice of Borrowing
Exhibit E-1	Warehouseman’s Agreement
Exhibit E-2	Bailment Agreement
Exhibit F	Confidentiality Agreement
Exhibit G-1	Relocation of Collateral Checklist
Exhibit G-2	Sale of Collateral Checklist
Exhibit G-3	Release of Stock Notice
Exhibit H	Principal Residence Affidavit
Exhibit I	Supplementary Artwork Opinion of Counsel
Exhibit J	Estée Lauder Company Agreement
Exhibit K	Note

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CREDIT AGREEMENT dated as of September 7, 2011, among RONALD S. LAUDER, a natural person (“Mr. Lauder”), [***] ([***] and, together with Mr. Lauder, the “Borrowers”), the BANKS listed on the signature pages hereof and [***], a national banking association organized under the laws of the United States, as Book Manager and Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the “Agent”).

The Borrowers desire that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Accordingly, the Borrowers, the Banks and the Agent agree as follows:

ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

“Additional Costs” has the meaning given such term in Section 3.1(a).

“Affected Loans” has the meaning given such term in Section 3.4.

“Affected Type” has the meaning given such term in Section 3.4.

“Affiliate” means any Person which is directly or indirectly “controlled” by Mr. Lauder. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning given such term in the first paragraph of this Agreement.

“Aggregate Loan Value” means (a) as to the Eligible Stock Collateral, the sum of the Loan Values of all of the Eligible Stock Collateral, (b) as to the Eligible Artwork Collateral, the lesser of (i) the sum of the Loan Values of all of the Eligible Artwork Collateral, and (ii) [***]% of the Pro-Forma Exposure, and (c) as to the Eligible Collateral, the sum of clauses (a) and (b) of this definition.

“Agreement” means this Credit Agreement. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

“Approved Facility” means any storage or warehouse facility approved by the Agent in accordance with Section 7.4(f)(i) to the extent such storage or warehouse facility has entered into a warehouseman’s agreement in favor of the Agent substantially in the form of Exhibit E-1 hereto.

“Approved Location” means each of the following to the extent the same continue to be owned or leased by Mr. Lauder or an Affiliate of Mr. Lauder, or otherwise serve as the principal residence of Mr. Lauder: (a) [***] (b) [***] (c) [***] (d) [***] (e) [***]and (f) such other locations owned or leased by Mr. Lauder or an Affiliate of Mr. Lauder, or otherwise serving as the principal residence of Mr. Lauder, as the Agent shall approve in its discretion, such approval not to be unreasonably withheld.

“Artwork Collateral Value” means the fair market value reasonably ascribed by the Agent’s internal art director to the Eligible Artwork Collateral following the appraisals described in Sections 4.3 and 6.5.

“Authorization Letter” means the letter agreement executed by the Borrowers as of the Closing Date in the form of Exhibit A.

“Bank” means each bank listed on the signature pages hereof, each assignee which becomes a Bank pursuant to Section 11.5, and their respective successors.

“Banking Day” means any day on which commercial banks are not authorized or required to close in New York City, and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

“Borrowers” has the meaning given such term in the preamble.

“Class A Common Stock” means the class A common stock, par value $.01 per share, of the Company.

“Class B Common Stock” means the class B common stock, par value $.01 per share, of the Company.

“Closing Date” has the meaning given such term in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the property subject to a security interest in favor of the Agent for the benefit of the Banks pursuant to the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent for the benefit of the Banks to secure the Obligations.

“Collateral Documents” means (a) the Pledge Agreement, (b) the Security Agreement, and (c) appropriate financing statements on Form UCC-1 with respect to security interests under the foregoing documents.

“Commitment” means, with respect to each Bank, the obligation of such Bank to make its Loans under this Agreement in the aggregate principal amount set forth on Annex 1 hereto, as such amount may be reduced or otherwise modified from time to time in accordance with the terms and provisions hereof.

“Commitment Percentage” means, as to any Bank, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Bank and the denominator of which is the aggregate Commitments of all Banks.

“Common Stock” means EL Common Stock.

“Common Stock Collateral” means any Common Stock that serves as collateral for the Obligations, whether or not such Common Stock at such time, or at any time, constitutes “Eligible Stock Collateral” hereunder.

“Common Stock Collateral Value” means the market value of Common Stock at any time, determined by the Agent as follows:

(a) if quotations are available, the closing sale price of the Common Stock on the preceding business day, as appearing in The Wall Street Journal or any other regularly published reporting or quotation service chosen by the Agent, in its discretion; or

(b) if there is no closing sale price, the Agent may use any reasonable estimate of the market value of the Common Stock as of the close of business on the preceding business day.

“Company” means The Estée Lauder Companies Inc., a Delaware corporation, and its successors.

“Company Agreement” means an agreement of the Company and Mr. Lauder in favor of the Agent in the form of Exhibit J, regarding the conversion of the Class B Common Stock and the sale of the Class A Common Stock.

“Counterparty Bank” means a Bank or an affiliate of a Bank (but not any other bank or other financial institution that is not a “Bank” hereunder or an affiliate of a Bank) that enters into an Interest Rate Protection Agreement with any Borrower pursuant to Section 2.14.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (e) all non-contingent obligations (and, for purposes of the definition of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (f) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (g) all Debt of others Guaranteed by such Person and (h) all Derivatives Obligations of such Person. For purposes of this Agreement, the amount of Debt in respect of any Prepaid Variable Delivery Forward shall be the amount of net cash proceeds received by Mr. Lauder at the closing of such transaction.

“Default” means any event which with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrowers under this Agreement or any Facility Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to [***]% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, [***]% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

“Demand Registration” means the registration of any Registrable Class A Common Stock pursuant to Section 3 of the Registration Rights Agreement.

“Demand Sale” means the sale of any Class A Common Stock in an offering made pursuant to a Demand Registration.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“EL Common Stock” means Class A Common Stock and Class B Common Stock.

“Eligible Artwork Collateral” means, from time to time, the Scheduled Artwork Collateral, but excluding:

(a) Scheduled Artwork Collateral in which the Agent does not have a first priority perfected security interest, subject to no other Lien prior to or on a parity with such security interest, and Scheduled Artwork Collateral subject to any other Lien, even if subordinate to the Agent’s security interest;

(b) Scheduled Artwork Collateral that is located at any place other than an Approved Location or an Approved Facility unless the Agent has approved such location and Mr. Lauder complies with the requirements of Section 7.4;

(c) Scheduled Artwork Collateral which is not owned, legally and beneficially, 100% by Mr. Lauder;

(d) Scheduled Artwork Collateral which is subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

(e) Scheduled Artwork Collateral which is deposited with a warehouse, unless Mr. Lauder complies with the requirements of Section 7.4;

(f) Scheduled Artwork Collateral which is held by an auction house, museum, gallery or other third party bailee, unless Mr. Lauder complies with the requirements of Section 7.4;

(g) any single item of Scheduled Artwork Collateral that has an Artwork Collateral Value of less than $[***], except with respect to such pieces of Scheduled Artwork Collateral having an Artwork Collateral Value in excess of $[***] as the Agent shall approve from time to time in its sole discretion;

(h) Scheduled Artwork Collateral which is not maintained in accordance with the Security Agreement, including with regard to the insurance provisions therein; and

(i) all other Scheduled Artwork Collateral reasonably determined to be ineligible by the Agent from time to time due to defects of title, authenticity or physical damage.

“Eligible Collateral” means, collectively, the Eligible Artwork Collateral and the Eligible Stock Collateral.

“Eligible Stock Collateral” means the Common Stock Collateral (a) which is owned, legally and beneficially, 100% by Mr. Lauder, (b) in which the Agent has a perfected security interest, subject to no other Liens, and (c) which has not had a Common Stock Collateral Value of less than the Minimum Share Price for three consecutive Banking Days.

“Eurodollar Base Rate” means, with respect to any Interest Period for a Eurodollar Loan, (a) at any time that the Commitment Percentage of [***] is less than 100%, the rate appearing on Bloomberg LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service that shall provide rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Interest Period, as the rate for Dollar deposits of comparable amounts with a maturity comparable to such Interest Period, and (b) in the event that the rate set forth in clause (a) is not available at such time for any reason or at any time that the Commitment Percentage of [***] is 100%, then the rate per annum quoted at approximately 11:00 a.m. London time by the principal London branch of the Agent two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan that shall be made by the Bank(s) and outstanding during such Interest Period.

“Eurodollar Loan” means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition “Eurodollar Rate.”

“Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum determined by the Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period, divided by (b) one minus the Reserve Requirement for such Loan for such Interest Period.

“Event of Default” has the meaning given such term in Section 9.1.

[***]

“Facility Documents” means this Agreement, the Authorization Letter, the Collateral Documents, any Note, any Principal Residence Affidavit, any Interest Rate

Protection Agreement entered into with any Counterparty Bank, and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other documents, instruments or certificates to be delivered by any Borrower in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 4, including documents delivered in connection with any borrowing.

“FATCA” means sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day) or, if such rate is not so published for any day that is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

“Fixed Rate Loan” means any Eurodollar Loan or any Money Market Loan.

“Forfeiture Proceeding” means any action, proceeding or investigation affecting Mr. Lauder before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by Mr. Lauder that he is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of him or the seizure or forfeiture of any of his property.

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“GAAP” means generally accepted accounting principles in the United States of America, as such principles are in effect from time to time, applied on a consistent basis.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incapacity” means (a) the inability or failure of Mr. Lauder, as a result of ill health or physical or mental disabilities, to continue to participate in his business affairs, in substantially the same manner as he participated as of the Closing Date, (i) for a period of 60 consecutive days during any 12 consecutive calendar month period prior to the Termination Date, or (ii) for a total of 120 days, whether consecutive or not, during any 12 consecutive calendar month period prior to the Termination Date, not including vacation time taken consistent with the present practice of Mr. Lauder, or (b) the entry by a court of competent jurisdiction of an order adjudicating Mr. Lauder incompetent to manage his person or estate or establishing a conservatorship over Mr. Lauder’s person or estate.

“Interest Period” means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, (a) as a Borrower may select pursuant to Section 2.6, in the case of Eurodollar Loans, on the numerically corresponding day in the first, second, third, or sixth or (if available from all of the Banks) ninth or twelfth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (b) in the case of Money Market Loans, at the end of the term mutually agreed to by all of the Banks and a Borrower pursuant to Section 2.13.

“Interest Rate Protection Agreements” means one or more interest rate protection agreements entered into with a Counterparty Bank whereby any Borrower obtains a swap, collar, cap or other hedge for the interest rate that will be payable by such Borrower on the Loans under this Agreement, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, any other master agreement, or the related confirmations, including any such obligations or liabilities under such master agreement.

“Lending Office” means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give or refrain from giving any of the foregoing.

“Liquid Assets” means (i) all cash and cash equivalents, and (ii) any of the following, to the extent acquired for investment or with a view to achieving trading profits (and redeemable or saleable within one (1) Banking Day): (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc. and not listed in Credit Watch published by Standard & Poor’s Corporation; (c) commercial paper maturing not more than thirty (30) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; (d) domestic (U.S.) and eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within thirty (30) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than US$1,000,000,000.00, which commercial bank has a rating of at least A-1 or P-1 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; and (e) securities registered on the New York Stock Exchange, American Stock Exchange or NASDAQ, which are freely tradeable, without restrictions and without any Lien.

“Loan” means any loan made by a Bank pursuant to Section 2.1.

“Loan Exposure” means, on any date, an amount equal to the aggregate principal amount of the Loans outstanding on such date (after giving effect to any borrowing to be made on such date).

“Loan Value” means, (a) as to shares of Eligible Stock Collateral, [***]% of the Common Stock Collateral Value of such shares of Eligible Stock Collateral, and (b) as to any item of Eligible Artwork Collateral, [***]% of the Artwork Collateral Value of such Eligible Artwork Collateral.

“Loan Year” means each one-year period commencing on the Closing Date and each numerically corresponding date in each subsequent calendar year, and ending, as to each such Loan Year, on the date that is one day prior to the numerically corresponding date in the subsequent calendar year.

“Margin” means, (a) for a Variable Rate Loan, [***] basis points; and (b) for a Eurodollar Loan, [***] basis points.

“Material Adverse Effect” means a material adverse effect on (a) the assets, business or properties, taken in each case as a whole, or the financial condition of Mr. Lauder, (b) the ability of Mr. Lauder to perform or comply with any of the material terms and conditions of this Agreement or any other Facility Document, (c) the legality, validity, binding effect or enforceability of this Agreement or any other Facility Document, or the ability of the Agent or any Bank to enforce its rights or remedies under or in connection with this Agreement or any other Facility Document, or (d) the Collateral.

“Material Debt” means, on any date, Debt (other than the Obligations) of any Borrower, arising in one or more related or unrelated transactions, in an aggregate unpaid principal or face amount on such date exceeding $[***].

“Material Financial Obligations” means, on any date, an unpaid principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of any Borrower, arising in one or more related or unrelated transactions, on such date exceeding in the aggregate $[***].

“Minimum Share Price” means $[***]. The Minimum Share Price shall be automatically adjusted to reflect any stock dividends, splits, reverse splits, or similar action with respect to the EL Common Stock included in the Common Stock Collateral which may occur on or after the Closing Date; provided, however, that the Minimum Share Price shall never be less than $[***].

“Money Market Loan” means any Loan when and to the extent the interest rate therefor is determined on the basis of the Money Market Rate.

“Money Market Rate” means an interest rate per annum quoted by the Banks and agreed to by a Borrower pursuant to Section 2.13.

“Mr. Lauder” has the meaning given such term in the first paragraph of this Agreement.

“Note” means a promissory note of the Borrowers payable to the order of any Bank, in substantially the form of Exhibit K hereto, evidencing the indebtedness of the Borrowers to such Bank resulting from the Loans made by such Bank.

“Notice of Borrowing” means the notice of each borrowing required by Section 4.2.

“Obligations” means, with respect to the Facility Documents, all loans, advances, debts, liabilities, and obligations for the performance of covenants, tasks, or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrowers to the Agent or any of the Banks or Counterparty Banks under any of the Facility Documents, including any Swap Exposure, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, or other instrument, arising thereunder. This term includes, without limitation, all principal, interest, (including, without limitation, interest that accrues after the commencement of any case or proceeding referred to in Section 9.1(e)), fees, charges, expenses, attorneys’ fees, and other sums chargeable to the Borrowers under any of the Facility Documents.

“Patriot Act” has the meaning given such term in Section 11.17.

“Payor” has the meaning given such term in Section 10.12.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Piggyback Registration” means the registration of any Registrable Class A Common Stock pursuant to Section 4 of the Registration Rights Agreement.

“Piggyback Sale” means the sale of any Class A Common Stock in an offering made pursuant to a Piggyback Registration.

“Pledge Agreement” means the Pledge Agreement executed and delivered by Mr. Lauder to the Agent pursuant to the terms of this Agreement regarding the Common Stock and the conversion and other rights relating thereto.

“Prepaid Variable Delivery Forward” means any transaction entered into by Mr. Lauder with a financial institution with respect to common stock of The Estée Lauder Companies Inc., pursuant to which the financial institution will pay cash to Mr. Lauder on or shortly after the date of execution of the documents with respect to such transaction, and Mr. Lauder will deliver to the financial institution at the settlement of the transaction, either common stock of The Estée Lauder Companies Inc. or the cash equivalent.

“Prime Rate” means that rate of interest from time to time published in The Wall Street Journal, Eastern Edition, under the heading “Money Rates” and shown as the Prime Rate. If there is more than one Prime Rate, the highest of such rates shall be the rate applicable hereunder.

“Principal Office” means the principal office of the Agent, presently located at [***].

“Principal Residence Affidavit” means a Principal Residence and Scheduled Artwork Collateral Affidavit substantially in the form of Exhibit H.

“Pro-Forma Exposure” means, on any date, an amount equal to the sum of (a) the aggregate principal amount of the Loans outstanding on such date (after giving effect to any borrowing to be made on such date) plus (b) the Swap Exposure on such date.

“Registrable Class A Common Stock” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated November 22, 1995, by and between the Company, Leonard A. Lauder, Mr. Lauder, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, LAL Family Partners L.P., Lauder & Sons L.P., Leonard A. Lauder, Mr. Lauder and Ira T. Wender, as trustees u/a/d as of June 2, 1994, as amended, between Estée Lauder, as settlor and such trustees, Leonard A. Lauder and Joel S. Ehrenkranz, as trustees u/a/d as of November 22, 1995, as amended between Estée Lauder, as settlor and such trustees, the trustees of the various other trusts set forth on the signature pages thereof and JPMorgan Chase Bank, N.A. (successor by merger to Morgan Guaranty Trust Company of New York), in its capacity as pledgee of Mr. Lauder, as amended from time to time.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” means, with respect to any Bank, any change affecting such Bank after the date such Bank becomes a party to this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Relocation of Collateral Checklist” means a checklist in the form of Exhibit G-1 to be completed and delivered by Mr. Lauder to the Agent in accordance with Section 7.4.

“Required Banks” means, at any time while no Loans are outstanding, Banks having at least [***]% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least [***]% of the aggregate principal amount of the Loans; provided, however, that said [***]% threshold shall reduce to [***]% in both places in which it appears in this definition at any time while none of the Banks has a Commitment Percentage equal to or greater than [***]%, but all Threshold Banks shall be required to be included in the group of Banks comprising the Required Banks.

“Required Payment” has the meaning given such term in Section 10.12.

“Reserve Requirement” means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including without limitation any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System with deposits exceeding $5,000,000,000 against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason for any Regulatory Change against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans is to be determined as provided in the definition of “Eurodollar Base Rate” in this Section 1.1 or (b) any category of extensions of credit or other assets that include Eurodollar Loans. The Eurodollar Base Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

“Sale of Collateral Checklist” means a checklist in the form of Exhibit G-2 to be completed and delivered by Mr. Lauder to the Agent in accordance with Section 7.3.

“Scheduled Artwork Collateral” means, from time to time, those pieces of museum quality fine artwork approved by the Agent and identified in writing on Schedule 1 to the Security Agreement, as the same may be amended, restated or supplemented from time to time.

“Security Agreement” means the Security Agreement executed and delivered to the Agent pursuant to the terms of this Agreement regarding the Scheduled Artwork Collateral.

“Stockholders Agreement” means the Stockholders Agreement dated as of November 22, 1995, by and among the Company, Leonard A. Lauder, Mr. Lauder, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, LAL Family Partners L.P. and the trustees of the various trusts set forth in the signature pages thereof, as amended from time to time.

“Swap Exposure” means, at any time, the net liability exposure of the Borrowers to the Counterparty Banks under the Interest Rate Protection Agreements (marked to market and calculated on a commercially reasonable basis and in accordance with accepted market practice), as set forth on the most recent certificate delivered to the Agent pursuant to Section 6.1(d) (or as of a later date, as permitted under Section 2.5(b)(ii)). With respect to each Bank, the Swap Exposure of such Bank shall include any Swap Exposure owing to any affiliate of such Bank that is a Counterparty Bank.

“Termination Date” means (a) September 7, 2016; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day); or (b) the earlier date of termination in whole of the Commitments pursuant to Section 2.7 or Section 9.2.

“Threshold Bank” means, at any time while no Loans are outstanding, any Bank having [***]% or more of the aggregate amount of the Commitments and, at any time while Loans are outstanding, any Bank holding [***]% or more of the aggregate principal amount of the Loans.

“type” has the meaning given such term in Section 2.1(a), when used in the context set forth therein.

“Unencumbered Qualified Assets” shall mean Liquid Assets, residential real property and artwork owned, legally and beneficially, 100% by Mr. Lauder, that is not then subject to a Lien, including (without limitation) any Lien in favor of the Agent or any Bank.

“Variable Rate” means, for any day, the higher of (a) the Federal Funds Rate for such day plus [***] and (b) the Prime Rate for such day.

“Variable Rate Loan” means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All financial statements required to be delivered hereunder shall be prepared in a manner consistent, in all material respects, with the financial information of Mr. Lauder (including the notes thereon) as at December 31, 2010 provided by Mr. Lauder pursuant to Section 4.1(g), except for such changes thereto as shall be made with the prior consent of the Required Banks, which consent shall not be unreasonably withheld or delayed. All financial projections required to be delivered hereunder shall be prepared in a manner consistent, in all material respects, with the financial information of Mr. Lauder (including the notes thereon) as at January 1, 2011 provided by Mr. Lauder pursuant to Section 4.1(h), except for such changes thereto as shall be made with the prior consent of the Required Banks, which consent shall not be unreasonably withheld or delayed.

Section 1.3. Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified, restated or supplemented from time to time (provided that nothing contained in this subsection (a) shall be deemed to permit or authorize any such amendment, modification, restatement or supplement that is not in accordance with the terms of such document or agreement or the terms of this Agreement).

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) The words “include”, “includes” and “including” are not limiting.

(f) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.

(g) Reference to a particular “Section” refers to that section of this Agreement unless otherwise indicated.

(h) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

ARTICLE 2. THE CREDIT.

Section 2.1. The Loans.

(a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (the “Loans”) to the Borrowers from time to time from and including the Closing Date to and including the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the lesser of (i) the amount of its Commitment, and (ii) the amount obtained by multiplying (A) such Bank’s Commitment Percentage by (B) the result obtained by subtracting (x) the Swap Exposure from (y) the Aggregate Loan Value of Eligible Collateral; [***]. The Loans may be outstanding as Variable Rate Loans, Eurodollar Loans or Money Market Loans (each a “type” of Loan). Each type of Loan of each Bank shall be made and maintained at such Bank’s Lending Office for such type of Loans. Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay, and reborrow under this Section 2.1.

(b) The Loans shall be due and payable in full on the Termination Date.

Section 2.2. Repayment of Loans; Evidence of Debt.

(a) Mr. Lauder hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan of such Bank on the Termination Date [***].

(b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower to whom such Loan was made, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive and controlling, subject to manifest error; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Bank may request that Loans made by it be evidenced by one or more Notes. In such event, each Borrower shall prepare, execute and deliver to such Bank one or more Notes payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Agent and the Borrowers. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 11.5) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.3. Purpose. The Borrowers shall use proceeds of the Loans [***]

Section 2.4. Borrowing Procedures. Each Borrower shall give the Agent notice of each borrowing by such Borrower to be made hereunder as provided in Section 2.8. Not later than 1:00 p.m. New York City time on the date of such borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the account of the Agent most recently designated by it for such purpose by notice to the Banks and in immediately available funds. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the applicable Borrower, in immediately available funds, by the Agent wiring the funds to an account designated by such Borrower in the applicable Notice of Borrowing.

Section 2.5. Prepayments and Conversions.

(a) Optional Prepayments and Conversions. Each Borrower shall have the right to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that: (i) such Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.8; (ii) such Borrower will pay any amounts due under Section 3.5 if Fixed Rate Loans are prepaid or converted on a day that is not the last day of an Interest Period for such Loans; and (iii) neither Eurodollar Loans nor Money Market Loans shall be available if an Event of Default is then continuing.

(b) Mandatory Prepayments.

(i) If, at any time, the Agent notifies the Borrowers that the Agent has determined that the Aggregate Loan Value of Eligible Collateral is less than the Pro-Forma Exposure, then Mr. Lauder shall, within [***] Banking Days after such notification, either (A) provide additional Eligible Collateral, satisfactory to the Required Banks, sufficient to increase the Aggregate Loan Value of Eligible Collateral to an amount equal to or greater than the Pro-Forma Exposure, or (B) immediately repay, and/or cause [***] to repay, the principal amount of outstanding Loans such that the Pro-Forma Exposure does not exceed the Aggregate Loan Value of Eligible Collateral, or (C) any combination of the options provided by (A) or (B) above which will result in the Aggregate Loan Value of Eligible Collateral being equal to or greater than the Pro-Forma Exposure.

(ii) If any prepayment or additional Eligible Collateral is due under Section 2.5(b)(i), then Mr. Lauder shall have the right, prior to the end of the period of [***] Banking Days within which such prepayment is to be made and/or additional Eligible Collateral is to be provided in accordance therewith, to furnish to the Agent a certificate of Mr. Lauder or his employee who functions as Mr. Lauder’s chief financial officer, itemizing the Swap Exposure as to each Interest Rate Protection Agreement then in effect as of a date that is later than the previous date that the amount of the Swap Exposure was most recently provided under Section 4.2(b) or 6.1(d) (or this Section 2.5(b)(i) in connection with a prior prepayment or additional Eligible Collateral requirement), but not more than [***] Banking Days prior to the date of such certificate. If such certificate is furnished to the Agent, then the Pro-Forma Exposure applicable under Section 2.5(b)(i) shall be recalculated using such later calculation of Swap Exposure, and the amount of any such required prepayment or additional Eligible Collateral shall be adjusted accordingly.

(iii) Each prepayment or repayment in accordance with Section 2.5(b)(i) shall be applied first to any expenses incurred by the Agent and the Banks, second to any interest due on the amount prepaid, third to the outstanding principal amount of the Variable Rate Loans, and last to the outstanding principal amount of Fixed Rate Loans, in each case in such manner as the Agent in its discretion shall determine.

(iv) If Mr. Lauder fails to provide additional Eligible Collateral and/or make any principal payment when due in accordance with the terms of Section 2.5(b)(i), the Agent may immediately sell a portion of the Common Stock Collateral such that the net proceeds of such sale, when applied to the outstanding Loans (and interest thereon), will be in an amount sufficient to ensure that, after giving effect to such application, the Pro-Forma Exposure will be equal to or less than the Aggregate Loan Value of Eligible Collateral, and the Agent will promptly give Mr. Lauder and the Banks notice of any such sale and application; provided that the Agent’s failure to give such notice shall not affect the validity thereof.

Section 2.6. Interest Periods; Renewals.

(a) In the case of each Fixed Rate Loan, the applicable Borrower shall select (in the case of a Eurodollar Loan), or the Banks and the applicable Borrower shall, in accordance with Section 2.13, agree upon (in the case of a Money Market Loan), an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) no more than twelve Interest Periods may be outstanding at any one time with respect to Fixed Rate Loans.

(b) Upon notice to the Agent as provided in Section 2.8, the applicable Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above; provided, however, that neither Eurodollar Loans nor Money Market Loans shall be available if an Event of Default is then continuing. If the applicable Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

Section 2.7. Changes of Commitments.

(a) Optional Reduction of Commitments. Mr. Lauder shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (i) Mr. Lauder shall give notice of each such reduction or termination to the Agent as provided in Section 2.8 (which shall be promptly forwarded by the Agent to the Banks); and (ii) each partial reduction shall be in an aggregate amount at least equal to $[***].

(b) Mandatory Reduction of Commitments. To the extent that the aggregate Commitments of the Banks as at any date set forth below exceed the amount set forth opposite such date below, then the aggregate Commitments of the Banks shall automatically reduce on such date to the amount set forth opposite such date below:

Date	Aggregate Commitments
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

Mr. Lauder shall immediately repay, and/or cause [***] to repay, the amount, if any, by which the Loan Exposure exceeds the aggregate Commitments of the Banks after giving effect to each such reduction.

(c) General. The Commitments once reduced or terminated may not be reinstated.

Section 2.8. Certain Notices. Notices by any Borrower to the Agent of each borrowing pursuant to Section 2.4, and each prepayment or conversion pursuant to Section 2.5 and each renewal pursuant to Section 2.6(b), and each reduction or termination of the Commitments pursuant to Section 2.7 shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York City time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans, given (A) on the Banking Day therefor with respect to borrowings of and conversions into Variable Rate Loans and (B) one Banking Day prior thereto with respect to prepayments of Variable Rate Loans; (ii) Eurodollar Loans, given three Banking Days prior thereto; (iii) Money Market Loans, given as set forth in Section 2.13; (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.9) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice. Any such notices may be made by any Borrower to the Agent telephonically, confirmed promptly by hand delivery or facsimile of a written notice specifying the necessary information described above. In the case of borrowings, the notice shall be in the form of the Notice of Borrowing required by Section 4.2. In the case of conversions or renewals, the notice shall be substantially in the form of the Notice of Conversion/Renewal attached hereto as Exhibit B.

Section 2.9. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 3.4, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to $[***] in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans of each type having concurrent Interest Periods shall be at least equal to $[***] in the aggregate.

Section 2.10. Interest.

(a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin, (ii) for a Eurodollar Loan, at a fixed rate equal to the Eurodollar Rate plus the Margin, and (iii) for a Money Market Loan, at a fixed rate equal to the Money Market Rate for such Loan. If the principal amount of any Loan and any other amount payable by any Borrower hereunder shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

(b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Banks.

(c) Accrued interest shall be due and payable in arrears upon any payment of principal as a result of a permanent reduction of the Commitments and (i) in the case of Variable Rate Loans, on the last day of each calendar month, commencing the first such date after the Closing Date and (ii) in the case of Fixed Rate Loans, on the last day of the Interest Period applicable thereto and, in the case of Fixed Rate Loans with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

Section 2.11. Fees.

(a) [***]

(b) [***]

(c) Mr. Lauder shall, on behalf of the Borrowers, pay to the Agent, for its own account, fees payable in the amounts and at the time separately agreed upon between Mr. Lauder and the Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent for distribution to the Banks entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.12. Payments Generally. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 12:00 noon New York City time on the relevant dates specified above (each such payment made after such time on such due date may, in the discretion of the Agent, be deemed to have been made on the next succeeding Banking Day) to the Agent at the Principal Office (or such other office in the United States as the Agent shall direct by notice to the Borrowers) for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Mr. Lauder (or, in the case of any amount expressly owed by [***]) with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The applicable Borrower shall, at the time of making each payment under this Agreement, specify to the Agent the principal or other amount payable by such Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.15)). If the due date of any payment under this Agreement would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank’s Lending Office.

Section 2.13. Money Market Loans. From time to time, upon request of a Borrower, the Agent, with the approval of all of the Banks, may quote (orally or in writing) a fixed interest rate that would be applicable to Loans in a principal amount specified by such Borrower and for an Interest Period of a duration specified by such Borrower. If the Agent, with the approval of all of the Banks, and such Borrower shall agree as to the

Interest Period, principal amount and Money Market Rate that shall apply to any such Loans, then on the Banking Day of such quotation (or such other day as the Agent, with the approval of all of the Banks, shall specify in making its quotation) the Money Market Loans shall be made available to such Borrower in accordance with Section 2.1, subject to compliance with all applicable conditions of lending set forth in Article 4. Promptly after such Borrower and the Agent, with the approval of all of the Banks, so mutually agree on the Money Market Rate and the Interest Period therefor, the Agent shall send to such Borrower a written confirmation of such Money Market Rate, the Interest Period thereof, and the principal amount of the Loans subject thereto, which confirmation shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14. Interest Rate Protection.

(a) Optional Interest Rate Protection. Any Borrower may enter into Interest Rate Protection Agreements with any Counterparty Bank so long as (i) no Default or Event of Default would result therefrom, including any violation of any of the covenants contained in Section 7.1 or 7.2, and (ii) such Counterparty Bank has, or is the principal banking subsidiary of a bank holding company that has, a long-term unsecured debt rating of at least “A-” or the equivalent thereof from Moody’s Investors Service, Inc.

(b) General. The applicable Borrower will provide the Agent, for delivery to the Banks, with certified photocopies of the documents evidencing any Interest Rate Protection Agreement entered into by such Borrower promptly following their execution. The obligations of such Borrower to a Counterparty Bank under such Interest Rate Protection Agreements will automatically constitute Obligations under this Agreement and will be secured under the Collateral Documents pari passu with the Borrowers’ Obligations under the Loans.

ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

Section 3.1. Additional Costs.

(a) Mr. Lauder shall, on behalf of the Borrowers, pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any material increase in costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its obligation to make any such Loans hereunder, or any material reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such material increases in costs and material reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (other than (A) taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans, (B) U.S. federal withholding taxes imposed by FATCA, (C) taxes attributable to a Bank’s breach of any representation or covenant in Section 10.13 and (D) franchise and similar taxes measured by capital or net worth of such Bank imposed on such Bank or its Lending Office, in each case by the jurisdiction in which such Bank is organized or has its principal office or such Lending Office or solely by reason of such Bank doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Loan or other transaction contemplated hereby); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of “Eurodollar Base Rate” in Section 1.1). Each Bank will notify Mr. Lauder of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from Mr. Lauder under this Section 3.1(a), or under Section 3.1(c), Mr. Lauder may, by notice to such Bank (with a copy to the Agent), require that such Bank’s Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.4.

(b) Without limiting the effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar or Money Market Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar or Money Market Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Mr. Lauder (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 3.4).

(c) Without limiting the effect of the foregoing provisions of this Section 3.1 (but without duplication), Mr. Lauder shall, on behalf of the Borrowers, pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any material costs, other than taxes, which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any material reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify Mr. Lauder if it is entitled to compensation pursuant to this Section 3.1(c) as promptly as practicable after it determines to request such compensation.

(d) Each Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, any compensation pursuant to this Section and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(e) Determinations and allocations by a Bank for purposes of this Section 3.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.1, shall be evidenced by a certificate setting forth in reasonable detail such Bank’s determination, allocations and calculations and shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

Section 3.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

(a) the Agent determines that quotations of interest rates for the relevant deposits referred to in the definition of “Eurodollar Base Rate” in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

(b) the Required Banks determine and notify the Agent that the relevant rates of interest referred to in the definition of “Eurodollar Base Rate” in Section 1.1 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrowers and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and each of the Borrowers shall, on the last day(s) of the then current Interest Period(s) for its outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.5.

Section 3.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Bank’s obligation to make or renew Eurodollar Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank’s outstanding Eurodollar Loans shall be converted in accordance with Section 3.4, provided that before giving any notice to the Borrowers pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

Section 3.4. Certain Conversions pursuant to Sections 3.1 and 3.3. If the Loans of any Bank of a particular type (Loans of such type being herein called “Affected Loans” and such type being herein called the “Affected Type”) are to be converted pursuant to Section 3.1 or 3.3, such Bank’s Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.1(b) or 3.3, on such earlier date as such Bank may specify to the Borrowers with a copy to the Agent, but without any payments required by Section 3.5 unless such earlier conversion is requested by Banks holding at least 50.1% of the aggregate principal amount of the Loans) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.1 or 3.3 which gave rise to such conversion no longer exist:

(a) to the extent that such Bank’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank’s Affected Loans shall be applied instead to its Variable Rate Loans;

(b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

(c) if Loans of other Banks of the Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank’s Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

If such Bank gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 3.1 or 3.3 which gave rise to the conversion of such Bank’s Affected Loans pursuant to this Section 3.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank’s Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding

Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

Section 3.5. Certain Compensation. Each of the Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

(a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made to such Borrower by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

(b) any failure by such Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.4, 2.5 or 2.6, as the case may be.

Such compensation shall not include any Margin, but without limiting the foregoing, shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein (excluding any Margin); over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period, provided that such Bank shall have delivered to Mr. Lauder a certificate setting forth in reasonable detail its calculations as to the amount of such loss, cost or expense, which certificate shall be conclusive in the absence of manifest error.

ARTICLE 4. CONDITIONS PRECEDENT.

Section 4.1. Conditions Precedent. The obligations of the Banks to make the Loans constituting the initial borrowing are subject to the condition precedent that the Agent shall have received on or before the first date of such Loans (the “Closing Date”) each of the following, in form and substance satisfactory to the Agent and its counsel, or that the Agent shall otherwise be satisfied that the following conditions have been met:

(a) the Authorization Letter duly executed by the Borrowers, together with a power of attorney duly executed by Mr. Lauder appointing [***] as Mr. Lauder’s attorney-in-fact;

(b) the Collateral Documents, duly executed by Mr. Lauder, together with (i) certificates representing at least [***] shares of the Common Stock Collateral, accompanied by undated stock powers and conversion notices executed in blank; (ii) the Company Agreement; (iii) financing statements (UCC-1) in proper form for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable, to perfect the security interests created by the Security Agreement; (iv) certified copies of requests for information identifying all of the financing statements on file with respect to Mr. Lauder in all jurisdictions referred to under (iii), indicating that no party claims an interest in any Collateral; (v) a Principal Residence Affidavit; (vi) photographs of each item included in the Scheduled Artwork Collateral, together with an appraisal and valuation of such Collateral prepared by an independent appraiser satisfactory to the Agent, and reviewed by the Agent’s internal art director; (vii) evidence satisfactory to the Agent, including bills of sale and certificates of ownership, that such Scheduled Artwork Collateral is owned, legally and beneficially, 100% by Mr. Lauder, with no existing Liens; and (viii) evidence of loss, casualty and hazard insurance on all Scheduled Artwork Collateral, naming the Agent as loss payee, including insurance required to be maintained under Section 6.2 and under the Security Agreement, and certified photocopies of the insurance policies as to the Scheduled Artwork Collateral;

(c) photocopies certified by Mr. Lauder of the Registration Rights Agreement, the Stockholders’ Agreement, and any other shareholders’ agreements, voting agreements, trust agreements and other applicable documents relating to the Common Stock Collateral, including evidence of Mr. Lauder’s rights to a shelf registration of not less than [***] shares of Common Stock;

(d) an executed Federal Reserve Form U-1 (Form FR U-1), the statements made in which shall be such, in the reasonable opinion of the Agent, so as to permit the transactions contemplated hereby in accordance with said Regulation U;

(e) an opinion of counsel for the Borrowers, dated the Closing Date, in substantially the form of Exhibit C;

(f) intentionally omitted;

(g) personal financial statements of Mr. Lauder for the year ending December 31, 2010, including a balance sheet, an income statement and a cash flow statement for the year then ended, accompanied by a certificate of Mr. Lauder, which shall state that such financial statements fairly present the financial condition of Mr. Lauder;

(h) cash flow projections of Mr. Lauder for the year commencing January 1, 2011, in form and substance reasonably satisfactory to the Agent, prepared based on assumptions believed by Mr. Lauder to be reasonable;

(i) if requested by any Bank pursuant to Section 2.2(e), Notes payable to such Bank, duly executed by the Borrower;

(j) [***]

(k) absence, in the good faith judgment of the Agent, of any material adverse change in the assets, business or properties, taken in each case as a whole, or the financial condition of any Borrower since the date of the most recent financial statements provided to the Agent to the Closing Date; and

(l) payment by Mr. Lauder to the Agent of all fees due on or prior to the Closing Date, plus any reasonable expenses incurred by the Agent in connection with the preparation, execution, and delivery of this Agreement and the other Facility Documents.

Section 4.2. Additional Conditions Precedent. The obligations of the Banks to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) shall be subject to the further conditions precedent that on the date of such Loans:

(a) the following statements shall be true:

(i) the representations and warranties contained in Article 5 herein and in each other Facility Document, are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date (unless stated to relate to a specific date, in which case the same shall be true and correct in all material respects as of such specific earlier date); and

(ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan;

(iii) in the good faith judgment of the Agent, there has been no material adverse change in the assets, business or properties, taken in each case as a whole, or financial condition of Mr. Lauder since the Closing Date; and

(iv) immediately after giving effect to such Loans, (A) the Loan Exposure will not exceed the aggregate amount of the Commitments, and (B) the Pro-Forma Exposure will not exceed the Aggregate Loan Value of Eligible Collateral; and

(b) the applicable Borrower shall have delivered to the Agent a Notice of Borrowing in substantially the form of Exhibit D, which shall include the Swap Exposure as to each Interest Rate Protection Agreement then in effect.

Section 4.3. Conditions to Adding Artwork to the Collateral. The obligations of the Banks to accept any artwork as part of the Scheduled Artwork Collateral are subject to the condition precedent that the Agent shall have received on or before the date that such artwork is added as Scheduled Artwork Collateral each of the following, in form and substance satisfactory to the Agent and its counsel, or that the Agent shall otherwise be satisfied that the following conditions have been met:

(a) a supplement to the Security Agreement, duly executed by Mr. Lauder, revising Schedule I to the Security Agreement to add such artwork, together with (i) financing statements (UCC-1) and financing statement amendments (UCC-3) in proper form for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable, to perfect the security interests created by the Security Agreement, as supplemented; (ii) certified copies of requests for information identifying all of the financing statements on file with respect to Mr. Lauder in all jurisdictions referred to under (i), indicating that no party claims an interest in any of such Scheduled Artwork Collateral other than as permitted hereunder; and (iii) a Principal Residence Affidavit;

(b) photographs of each item to be added to the Scheduled Artwork Collateral, together with an appraisal and valuation of such Collateral prepared by an independent appraiser satisfactory to the Agent, and reviewed by the Agent’s internal art director;

(c) evidence satisfactory to the Agent, including bills of sale and certificates of ownership, that such Scheduled Artwork Collateral is owned, legally and beneficially, 100% by Mr. Lauder, with no existing Liens;

(d) evidence of loss, casualty and hazard insurance on all Scheduled Artwork Collateral, naming the Agent as loss payee, including insurance required to be maintained under Section 6.2 and under the Security Agreement, and certified originals of the insurance policies as to the Scheduled Artwork Collateral; and

(e) a supplementary opinion of counsel for Mr. Lauder as to the matters described in Exhibit I and as to such other matters as the Agent or any Bank may reasonably request.

Section 4.4. Deemed Representations. Each Notice of Borrowing hereunder and acceptance by any Borrower of the proceeds of such borrowing shall constitute a representation and warranty by the Borrowers that the statements contained in Section 4.2(a) are true and correct both on the date of such notice and, unless any Borrower otherwise notifies the Agent prior to such borrowing (and if such notice is received by the

Agent, then such borrowing shall not be made available to the Borrower unless the Agent informs the Banks of such notice from the Borrower(s) and the Required Banks thereafter consent in writing to such borrowing), as of the date of such borrowing.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants that:

Section 5.1. Power and Authority; No Conflicts. The execution, delivery and performance by such Borrower of the Facility Documents to which he or it is a party do not and will not: (a) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Collateral Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower; (b) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which he or his properties may be bound or affected; (c) result in, or require, the creation or imposition of any Lien (other than as created under the Collateral Documents) upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; (d) cause such Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; or (e) in the case of [***], contravene its certificate of incorporation or bylaws.

Section 5.2. Legally Enforceable Agreements. Each Facility Document to which such Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, or (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 5.3. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of such Borrower, threatened, against or affecting such Borrower before any court, governmental agency or arbitrator, which, in any one case or in the aggregate, is reasonably expected to have a Material Adverse Effect.

Section 5.4. Financial Statements and Information. As supplemented with other information disclosed to all of the Banks in writing (including by email) prior to the Closing Date, the financial statements of Mr. Lauder as at December 31, 2010, a copy of which has been furnished to the Banks, are materially complete and correct and fairly present the financial condition of Mr. Lauder as at such date. Except as otherwise disclosed to all of the Banks in writing (including by email) prior to the Closing Date, there are no liabilities of Mr. Lauder, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto. Since December 31, 2010, there has been no Material Adverse Effect. All financial projections delivered to the Banks have been prepared on the basis of the assumptions stated in connection therewith, which assumptions were believed by Mr. Lauder to be reasonable in light of business conditions at the time such projections were made.

Section 5.5. Taxes. Such Borrower has filed all United States federal income tax returns and all other material tax returns (federal, state and local) required to be filed by such Borrower and has paid all taxes shown as due on such returns, assessments and governmental charges and levies thereon, in each case due and payable as of the date hereof, including interest and penalties, except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained.

Section 5.6. Full Disclosure. All information heretofore furnished by such Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or the transactions contemplated hereby is, and all such information hereafter furnished by such Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. As of the Closing Date, there is no material fact known to such Borrower, other than general economic conditions, which could reasonably be expected to have a Material Adverse Effect.

Section 5.7. [***]

ARTICLE 6. AFFIRMATIVE COVENANTS.

So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrowers shall:

Section 6.1. Reporting Requirements. Furnish directly to each of the Banks:

(a) as soon as available and in any event within [***] days after each [***] and [***], a copy, signed by Mr. Lauder, of (i) Mr. Lauder’s balance sheet as of such date, and (ii) Mr. Lauder’s statements of income and expenses and statements of cash flows for the calendar year then ended, in the case of such statements provided with respect to each December 31, and for the six-month period then ended in the case of such statements provided with respect to each June 30, and in each case in scope comparable to the financial statements as at, and for the period ending, December 31, 2010 included in the information referred to in Section 4.1(g) and in form as required pursuant to Section 1.2;

(b) not later than [***] of each year, signed copies of cash flow projections of Mr. Lauder for such year, prepared based on assumptions believed by Mr. Lauder to be reasonable, and in scope comparable to the cash flow projections for the period commencing January 1, 2011 included in the information referred to in Section 4.1(h) and in form as required pursuant to Section 1.2;

(c) as soon as available and in any event within [***] days of the date that they are filed with the taxing authority, photocopies of signed federal, state and local income tax returns of Mr. Lauder, and all amendments, extensions and supplements thereto;

(d) simultaneously with the delivery of the financial statements referred to in subsection (a) above, and within [***] days after each [***] and [***], a certificate of Mr. Lauder or his employee who functions as Mr. Lauder’s chief financial officer (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations in reasonable detail demonstrating compliance with the covenants contained in Sections 7.1, 7.2 and 7.5, (iii) certifying and detailing the location of all of the Scheduled Artwork Collateral, and confirming that none of the Scheduled Artwork Collateral has been relocated, transferred or otherwise altered, except in compliance with Sections 7.3 and 7.4, and (iv) with computations in reasonable detail demonstrating that the Aggregate Loan Value of Eligible Collateral is equal to or greater than the Pro-Forma Exposure (and the Swap Exposure as to each Interest Rate Protection Agreement then in effect shall be separately itemized as of a date not more than [***] Banking Days prior to the date of such certificate);

(e) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower which, if determined adversely to such Borrower, could reasonably be expected to have a Material Adverse Effect;

(f) as soon as possible and in any event within [***] days after any Borrower or the employee who functions as any Borrower’s chief financial officer obtains knowledge of the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which the Borrowers are taking or propose to take with respect thereto; and

(g) such other information respecting the financial condition or liquidity of any Borrower as the Agent or any Bank may from time to time reasonably request.

Section 6.2. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by individuals of established repute of comparable financial standing in the same general area, which insurance may provide for reasonable deductibility from coverage thereof, and appropriate casualty, hazard and liability insurance covering the property of the Borrowers, including, if applicable, the Scheduled Artwork Collateral as provided in the Security Agreement; provided that the insurance coverage with respect to the Scheduled Artwork Collateral, net of any deductible amount, shall equal at all times at least [***]% of the Artwork Collateral Value of the Scheduled Artwork Collateral.

Section 6.3. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon him or upon his property (other than those contested in good faith by appropriate proceedings and for which appropriate reserves are maintained).

Section 6.4. Maintenance of Records; Right of Inspection. Keep adequate records and books of account, in which complete, true and correct entries will be made, reflecting all financial transactions of the Borrowers. At any reasonable time and from time to time, upon reasonable notice, permit the Agent or any Bank or any agent or representative thereof, at the Agent or such Bank’s expense (unless an Event of Default shall have occurred and be continuing, in which case it shall be at Mr. Lauder’s expense), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, any Borrower, and to discuss the affairs, finances and accounts of any Borrower with the employees of such Borrower and such Borrower’s independent accountants, provided that, unless an Event of Default shall have occurred and be continuing, the Agent and the Banks may not have more than one such examination and visit in any calendar year.

Section 6.5. Maintenance, Substitution and Addition of Scheduled Artwork Collateral; Right of Appraisals. Maintain Eligible Artwork Collateral with an Artwork Collateral Value at an amount which will result in the Aggregate Loan Value of Eligible Collateral being equal to or greater than the Pro-Forma Exposure. Works of art acceptable to the Required Banks may be added to the Eligible Artwork Collateral or substituted for Eligible Artwork Collateral upon the proper delivery to the Agent of the items set forth in Section 4.3 and the satisfaction of the requirements for eligibility contained in the definition of “Eligible Artwork Collateral” in Section 1.1; provided, however, that no substitution shall be permitted if it would cause the Aggregate Loan Value of Eligible Collateral to be less than the Pro-Forma Exposure. Mr. Lauder shall be solely responsible for delivery to the Agent of the items set forth in Section 4.3 and the satisfaction of the requirements for eligibility contained in the definition of “Eligible Artwork Collateral” in Section 1.1. Scheduled Artwork Collateral is subject to annual reappraisal on or about each anniversary of the prior appraisals delivered to the Agent, to be conducted by an independent appraiser, acceptable to the Agent, or at any time that the Agent may reasonably request an appraisal, at the option of the Agent. The costs of such reappraisals shall be borne by Mr. Lauder, provided that if no Event of Default then exists, Mr. Lauder shall not bear the cost of more than one appraisal by a required appraiser in any Loan Year. The Agent shall have the right to adjust the Artwork Collateral Value of the Scheduled Artwork Collateral based upon any such appraisal.

ARTICLE 7. NEGATIVE COVENANTS.

So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, Mr. Lauder shall not:

Section 7.1. Debt. Create, incur, assume or suffer to exist any Debt, except:

(a) Debt of Mr. Lauder under this Agreement;

(b) Debt described in the financial statements referred to in Section 5.4 that is still outstanding on the Closing Date [***] and is not otherwise included in subsection (d) below, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

(c) Debt of any Borrower under any Interest Rate Protection Agreement entered into pursuant to Section 2.14;

(d) Debt incurred to a seller in order to finance the acquisition of artwork or real estate by Mr. Lauder in an aggregate principal amount not exceeding $[***] at any time outstanding;

(e) Debt in the nature of promises or other undertakings to sell, contribute, give or otherwise transfer an asset, whether or not legally enforceable, so long as there is no personal recourse to Mr. Lauder;

(f) Debt (in addition to Debt permitted under clauses (a) through (e) hereof) of Mr. Lauder in an aggregate principal amount not exceeding $[***] at any time outstanding; and

(g) Debt (in addition to Debt permitted under clauses (a) through (f) hereof) of Mr. Lauder consisting of Prepaid Variable Delivery Forwards in an aggregate amount which, when added to the aggregate principal amount of Debt outstanding and permitted under Sections 7.1(a), 7.1(b) and 7.1(f), does not exceed $[***] at any time outstanding.

Section 7.2. Liens. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of his assets, now owned or hereafter acquired, except:

(a) Liens in favor of the Agent on behalf of the Banks securing the Loans hereunder and any Interest Rate Protection Agreements entered into pursuant to Section 2.14;

(b) Liens existing on the Closing Date (other than Liens securing Debt being refinanced with the initial Loans hereunder), including any extensions or renewals thereof;

(c) zoning restrictions, easements, rights-of-way, licenses, and other similar encumbrance on real property not arising in connection with the incurrence of any Debt;

(d) any Lien existing on any asset prior to the acquisition thereof and not created in contemplation of such acquisition;

(e) Liens securing Debt of Mr. Lauder permitted by Section 7.1(d) incurred to finance the acquisition of artwork or real estate, provided that such Liens shall be created substantially simultaneously with the acquisition of such artwork or real estate or within 180 days thereafter;

(f) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(g) any promise or other undertaking to sell, contribute, give or otherwise transfer an asset, whether or not legally enforceable;

(h) at any time, Liens securing Debt permitted at such time pursuant to Section 7.1(f); and

(i) Liens on equity securities securing obligations of Mr. Lauder arising under swaps or obligations (including, without limitation, any Prepaid Variable Delivery Forward) to which such equity securities are subject.

Section 7.3. Sale of Eligible Artwork Collateral. Sell, transfer or otherwise dispose of Eligible Artwork Collateral unless:

(a) Mr. Lauder delivers to the Agent a completed Sale of Collateral Checklist not less than [***] Banking Days prior to such sale of any item of Eligible Artwork Collateral;

(b) there exists, both before and after giving effect to such disposition, no Event of Default;

(c) the Eligible Artwork Collateral remaining after such sale or other disposition is sufficient such that, both during, and after giving effect to, such sale or other disposition (and after giving effect to any prepayment required under Section 2.5(b)(i), if necessary), the Pro-Forma Exposure will not exceed the Aggregate Loan Value of Eligible Collateral;

(d) the proceeds of any such sale are paid by wire transfer of federal funds directly to an account designated at the Agent in which the Agent has a first priority Lien for the ratable benefit of the Banks, to be released to Mr. Lauder once the Agent has (i) applied a portion of the proceeds of such disposition to the repayment of the Loans, as required by Section 2.5(b)(i), if necessary, and (ii) confirmed satisfaction of the condition in Section 7.3(c) and that no Event of Default shall have occurred and be continuing;

Section 7.4. Relocation of Eligible Artwork Collateral. Relocate Eligible Artwork Collateral unless:

(a) Mr. Lauder delivers to the Agent a completed Relocation of Collateral Checklist (i) not less than [***] Banking Days prior to such relocation of any item of Eligible Artwork Collateral (other than transfers between Approved Locations and/or Approved Facilities), and (ii) not more than [***] Banking Days following the relocation of any item of Eligible Artwork Collateral between Approved Locations and/or Approved Facilities;

(b) there exists, both before and after giving effect to such relocation no Event of Default;

(c) the Eligible Artwork Collateral remaining after such relocation is sufficient such that, both during, and after giving effect to, such relocation, the Pro-Forma Exposure will not exceed the Aggregate Loan Value of Eligible Collateral;

(d) Mr. Lauder takes all actions necessary for the insurance on such relocated or transferred Eligible Artwork Collateral required hereunder to be maintained for such Collateral during transit and at the new location;

(e) Mr. Lauder takes all actions necessary to provide the Agent with a continuing first priority perfected security interest in such relocated Eligible Artwork Collateral (including the filing of any UCC-1 (or UCC-3 as appropriate) financing statements for each such item of Eligible Artwork Collateral); and

(f) Mr. Lauder takes all actions as the Agent deems necessary or desirable to ensure that such relocated or transferred Eligible Artwork Collateral remains Eligible Artwork Collateral hereunder.

In addition to all of the requirements set forth above in this Section 7.4, the following additional requirements shall be applicable to the following situations:

(i) To the extent such Eligible Artwork Collateral shall be held in a warehouse or other storage facility, other than an Approved Facility, such warehouse or storage facility shall be subject to the approval of the Agent, and negotiable warehouse receipts, issued in the Agent’s name, shall be delivered to the Agent (if a warehouse or storage facility does not issue negotiable warehouse receipts, then the warehouseman or storage company shall enter into a warehouseman’s agreement in favor of the Agent substantially in the form of Exhibit E-1 hereto and such agreement shall be delivered to the Agent with a Relocation of Collateral Checklist).

(ii) To the extent such Eligible Artwork Collateral shall be held at a Christie’s or Sotheby’s location in the United States (or another auction house, subject to the approval of the Agent, such approval not to be unreasonably withheld), Mr. Lauder shall enter into a valid and enforceable agreement with such auction house whereby it is provided that any proceeds payable to a Borrower from the disposition of a piece of Eligible Artwork Collateral shall be wired in accordance with Section 7.3(d) and the Agent may also require that the auction house enter into a bailment agreement in favor of the Agent substantially in the form of Exhibit E-2 hereto and such agreement shall be delivered to the Agent with a Relocation of Collateral Checklist.

(iii) To the extent such Eligible Artwork Collateral shall be held in a gallery or otherwise involves a consignment arrangement (other than as set forth in paragraph (ii) above), such gallery or consignee shall be subject to the approval of the Agent, and, in addition to entering into a valid and enforceable consignment or similar agreement whereby it is provided that any proceeds payable to Mr. Lauder from the disposition of a piece of Eligible Artwork Collateral shall be wired in accordance with Section 7.3(d), Mr. Lauder shall cause to be executed and filed in the proper offices therefor, financing statements naming Mr. Lauder as “consignor” in accordance with the applicable Uniform Commercial Code prior to delivery of the Eligible Artwork Collateral to the gallery or consignee and shall otherwise comply with the notice and other provisions of the Uniform Commercial Code prior to delivery of the Eligible Artwork Collateral to the gallery or consignee and the gallery or consignee shall enter into a bailment agreement in favor of the Agent substantially in the form of Exhibit E-2 hereto and such agreement shall be delivered to the Agent with a Relocation of Collateral Checklist. To the extent that the Agent, in its sole and absolute discretion, is satisfied that the gallery or consignee is generally known by its creditors to be substantially engaged in selling the goods of others, the Agent may permit such relocation without compliance with the consignment provisions of the applicable Uniform Commercial Code.

(iv) To the extent such Eligible Artwork Collateral shall be held in a location within the United States that is not an Approved Location or an Approved Facility, and is not otherwise described in clause (i), (ii) or (iii) above, such as a museum or an art show, such location shall be subject to the approval of the Agent, such approval not to be unreasonably withheld or delayed, and Mr. Lauder shall cause the museum or other holder of the Eligible Artwork Collateral to enter into a bailment agreement in favor of the Agent substantially in the form of Exhibit E-2 hereto and such agreement shall be delivered to the Agent with a Relocation of Collateral Checklist.

Eligible Artwork Collateral that is sent to a location outside the United States shall no longer be included in the Eligible Artwork Collateral hereunder.

All costs and expenses related to the storage of, the relocation of, or the transfer of, any Scheduled Artwork Collateral, including transportation costs, monthly storage fees and all costs and expenses of the Agent, shall be paid for by Mr. Lauder.

Section 7.5. Minimum Unencumbered Qualified Assets. Maintain less than $[***] in fair market value of Unencumbered Qualified Assets.

ARTICLE 8. COVENANTS RELATED TO COMMON STOCK.

So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement:

Section 8.1. Maintenance of Shelf Registration Rights. Mr. Lauder will maintain at all times shelf registration rights with respect to not less than [***] shares of EL Common Stock.

Section 8.2. Assignments. Mr. Lauder will not assign all or any portion of his rights under the Registration Rights Agreement without the prior written consent of the Required Banks, provided that the Banks consent to the assignment by Mr. Lauder of certain of such rights to [***], as trustee, pursuant to an instrument dated [***].

Section 8.3. Charter Amendments; Registration Rights; Stockholders Agreement.

(a) Mr. Lauder will not enter into, vote or agree to vote in favor of any amendments to the certificate of incorporation of the Company which will or could reasonably be expected to alter or affect in any manner the terms of the conversion of the Class B Common Stock into Class A Common Stock.

(b) [***]

(c) Mr. Lauder will not enter into any amendments to the Stockholders Agreement which will or could reasonably be expected to alter or affect in any adverse way the rights of the Agent thereunder as a pledgee of the Common Stock.

Section 8.4. Release of Common Stock Collateral. Mr. Lauder may not obtain any release of Common Stock Collateral unless:

(a) Mr. Lauder delivers to the Agent a completed Release of Stock Notice in the form of Exhibit G-3 not less than [***] Banking Days prior to such proposed release (a copy of which shall be promptly forwarded by the Agent to the Banks, to be followed up with a written notice from the Agent to the Banks following such release setting forth the details of such release and any related disposition);

(b) there exists, both before and after giving effect to such release, no Event of Default;

(c) the Eligible Stock Collateral remaining after such release is sufficient such that, both during, and after giving effect to, such release (and after giving effect to any prepayment required under Section 2.5(b)(i), if necessary, with respect to such released shares of Eligible Stock Collateral that will be disposed of in compliance with subsection (e) below), the Pro Forma Exposure will not exceed the Aggregate Loan Value of Eligible Collateral;

(d) the Pro Forma Exposure after giving effect to such release would not have exceeded the Aggregate Loan Value of Eligible Collateral remaining after such release (and after giving effect to any prepayment required under Section 2.5(b)(i), if necessary, with respect to such released shares of Eligible Stock Collateral that will be disposed of in compliance with subsection (e) below) based upon the Common Stock Collateral Value of the Eligible Stock Collateral on each of the five trading days preceding the date of such release; and

(e) the proceeds of any disposition upon such release are paid by wire transfer of federal funds directly to an account designated at the Agent in which the Agent has a first priority Lien for the ratable benefit of the Banks, to be released to Mr. Lauder once the Agent has (i) applied a portion of the proceeds of such disposition to the repayment of the Loans, as required by Section 2.5(b)(i), if necessary, and (ii) confirmed satisfaction of the condition in Section 8.4(c) and that no Event of Default shall have occurred and be continuing.

Section 8.5. Addition of Common Stock Collateral. Mr. Lauder may add shares of Common Stock to the Common Stock Collateral upon the proper delivery to the Agent of such items, and the satisfaction of such requirements, as the Agent shall reasonably require, which may include a supplement to the Pledge Agreement executed by Mr. Lauder and the Agent updating Schedule I thereto to reflect the addition of such Common Stock Collateral.

ARTICLE 9. EVENTS OF DEFAULT.

Section 9.1. Events of Default. Any of the following events shall be an “Event of Default”:

(a) the Borrowers shall: (i) fail to pay the principal of any Loans as and when due and payable; or (ii) fail to pay interest on any Loans or any fee or other amount due hereunder or under any other Facility Document (other than the amounts described in the preceding clause (i)), as and when due and payable (including, without limitation, all or any part of the Commitment fee described in Section 2.11), and such failure under this clause (ii) shall continue unremedied for [***] Banking Days;

(b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(c) any Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on his or its part to be performed or observed (other than the obligations specifically referred to in clause (i) or elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for [***] days after notice thereof has been given by the Agent to the Borrowers at the request of any Bank;

(d) any Borrower shall: (i) fail to pay any Material Financial Obligations or Material Debt, including but not limited to indebtedness for borrowed money (other than the payment obligations described in 9.1(a) above), of such Borrower or any interest or premium thereon, when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise but after giving effect to any grace period); or (ii) fail to perform or observe any term, covenant or condition on his part to be performed or observed under any agreement or instrument relating to any Material Financial Obligations or Material Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(e) any Borrower: (i) shall generally not, or be unable to, or shall admit in writing his or its inability to, pay his or its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for him or a substantial part of his or its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against him or it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or shall be the subject of any proceeding under which his or its assets may be subject to seizure, forfeiture or divestiture; or (v) by any act or omission shall indicate his consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of his or its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

(f) one or more judgments, decrees or orders for the payment of money in excess of $[***] in the aggregate shall be rendered against any Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 10 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

(g) the death or, in the good faith judgment of the Required Banks, Incapacity of Mr. Lauder;

(h) any Forfeiture Proceeding shall have been commenced with respect to property having an aggregate value in excess of $[***];

(i) any Collateral Document shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Borrower shall deny he or it has any further liability or obligation under any Collateral Document or any Borrower shall fail to perform any of his or its obligations thereunder;

(j) the Registration Rights Agreement shall at any time fail to constitute the valid and binding agreement of Mr. Lauder and the Company, or any party to the Registration Rights Agreement shall so assert in writing;

(k) the Common Stock Collateral Value of EL Common Stock shall be less than the Minimum Share Price for [***] consecutive Banking Days.

Section 9.2. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrowers, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, (b) declare the outstanding principal of the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (c) and exercise and pursue such rights and remedies available under applicable law and Facility Documents, including without limitation, the Collateral Documents; provided that, in the case of an Event of Default referred to in Section 9.1(e) above with respect to Mr. Lauder, the Commitments shall be immediately terminated, and the Loans, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

Section 9.3. Notice of Default. The Agent shall give written notice to the Borrowers under Section 9.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

Section 9.4. Exercise of Registration Rights. If an Event of Default under Section 9.1(g) (solely as a result of an event described in clause (a) of the definition of Incapacity), and no other Event of Default, has occurred and is continuing, the Banks will not instruct the Agent, as pledgee under the Pledge Agreement, to request the Company to make a Demand Registration or a Piggyback Registration unless the Agent has given Mr. Lauder at least [***] Banking Days’ prior notice of the date on which it will make such request, provided that neither the Agent nor the Banks have any obligation to defer making such request until Mr. Lauder has responded, nor shall their right to do so be affected by or otherwise be subject in any respect to any protest or other notice from Mr. Lauder.

ARTICLE 10. THE AGENT; RELATIONS AMONG BANKS AND BORROWERS.

Section 10.1. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.9) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer or official of any Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by any Borrower to perform any of his or its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible to the Banks, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to the Banks for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Mr. Lauder shall pay any fee agreed to by Mr. Lauder and the Agent with respect to the Agent’s services hereunder.

Section 10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile, e-mail, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

Section 10.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received written notice from a Bank or any Borrower specifying such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt written notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

Section 10.4. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any Borrower (and any of his or its Affiliates) as if it were not acting as the Agent or the pledgee under the Registration Rights Agreement, and the Agent may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about any Borrower, his or its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

Section 10.5. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.3 or under the applicable provisions of any other Facility Document, but without limiting the obligations of any Borrower under Section 11.3 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which any Borrower is obligated to pay under Section 11.3 or under the applicable provisions of any other Facility Document but excluding, unless an Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 10.6. Documents. The Agent will forward to each Bank, promptly after the Agent’s receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

Section 10.7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Borrower (or any of his or its Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

Section 10.8. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 10.9. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time after consultation with Mr. Lauder by giving written notice thereof to the Banks and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrowers and the other Banks shall be promptly notified thereof; provided, further, that, so long as the Commitment Percentage of [***] is less than or equal to [***]%, [***] may additionally be removed as Agent at any time with or without cause by the unanimous consent of the other Banks and, so long as no Event of Default is then continuing, the Borrowers. Upon any such resignation or removal, the Required Banks shall have the right to appoint from among the Banks a successor Agent and, so long as no Event of Default is then continuing, such appointment shall be subject to the approval by the Borrowers, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks and, if applicable, approved by the Borrowers, and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent and, so long as no Event of Default is then continuing, such successor Agent shall be subject to the approval by the Borrowers, which approval shall not be unreasonably withheld, delayed or conditioned. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrowers and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder from and after such date. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to any Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of any Borrower to perform his obligations hereunder or under any other Facility Document.

Section 10.12. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or a Borrower (either one as appropriate being the “Payor”) prior to the date on which such Bank is to make an advance or payment hereunder to the Agent of the proceeds of a Loan or any Borrower is to make payment to the Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is a Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, such Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of a Bank, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (b) in the case of the Borrowers, the interest rate applicable to Variable Rate Loans, but in the case of the return of advances not made by any Bank, without payments required under Section 3.5.

Section 10.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by any Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form W-8 ECI or Form W-8 BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank’s exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank’s Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

Section 10.14. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

Section 10.15. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each Loan shall be made by the Banks, each reduction or termination of the amount of the Commitments under Section 2.7 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused Commitments; (b) each conversion under Section 2.5 of Loans of a particular type (but not conversions provided for by Section 3.4), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

Section 10.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker’s lien, counterclaim, or by any other means (including any payment obtained from or charged against any third party), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrowers.

Section 10.17. Release of Collateral. The Agent may, on behalf of the Banks, execute and file such UCC-3 termination or partial release statements, consent or other documents necessary to release the Agent’s and the Banks’ interest in any Collateral permitted to be sold, transferred, relocated or otherwise released pursuant to Section 6.5, 7.3, 7.4 or 8.4 or any Collateral Document.

Section 10.18. Relationships Among the Banks and the Company. Any Bank that now or hereafter maintains a credit relationship with the Company, either directly or as a participant in a credit arrangement, shall maintain an information wall (sometimes referred to as a “Chinese wall” or a “firewall”) between the “unit” or “team” at such Bank that maintains the relationship with the Company and the “unit” or “team” at such Bank that is responsible for the relationship with the Borrowers. Each of the Banks that has a credit relationship with the Company as of the Closing Date has informed the Agent of such relationship and has confirmed the existence of an appropriate information wall. All of the Banks agree to immediately inform the Agent of any credit relationship with the Company that arises in the future and to confirm to the Agent at such time the existence of an appropriate information wall. Prior to the effectiveness of any assignment or sale of a participation to another bank or other entity pursuant to Section 11.5, such prospective assignee or participant, as the case may be, shall inform the Agent of any credit relationship with the Company and shall demonstrate compliance with the terms of this Section 10.18. The Agent shall have the right from time to time to request such information from any Bank as the Agent may reasonably require in order to monitor compliance with the terms of this Section 10.18.

ARTICLE 11. MISCELLANEOUS.

Section 11.1. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or the other Collateral Documents may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Banks, or by the Borrowers and the Agent acting with the consent of the Required Banks and any provision of this Agreement or the other Collateral Documents may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or the payment of any fee, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder that is not solely for the account of the Agent, (d) alter the terms of this Section 11.1 or Section 11.5(a), (e) release all or any substantial part of the Collateral from the Liens created under the Collateral Documents or agree to any superior Liens on the Eligible Collateral (it being agreed that a sale pursuant to Section 7.3 or 8.4 or any Collateral Document or a release pursuant to Section 10.17 shall not be restricted by this clause (e)), (f) amend the terms of Section 10.17 or Sections 6.5, 7.3, 7.4 or 8.4 so as to permit a release of Collateral by the Agent under Section 10.17 that would otherwise require the consent of all of the Banks under clause (e) of this Section 11.1 or (g) amend the definition of the terms “Aggregate Loan Value,” “Loan Value” or “Required Banks”; and provided, further, that any amendment of Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.2. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

Section 11.3. Expenses and Indemnification. Mr. Lauder shall, on behalf of the Borrowers, pay and reimburse (a) the Agent on demand for all reasonable out-of-pocket costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) incurred by the Agent in connection with the preparation, performance or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the other Facility Documents, (b) each Threshold Bank on demand for all reasonable out-of-pocket costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for such Bank) incurred by such Threshold Bank in connection with such Threshold Bank’s review of this Agreement and the other Facility Documents on and prior to the Closing Date, (c) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, (c) all out-of-pocket expenses of [***], as pledgee, and all underwriting fees and discounts payable by it in connection with any Demand Registration or Piggyback Registration (including without limitation the fees and disbursements of outside counsel and the allocated cost of inside counsel), regardless of whether a Demand Sale or a Piggyback Sale is consummated pursuant to any such Demand Registration or Piggyback Registration, as the case may be and (d) all amounts payable by [***] pursuant to Section 8 of the Registration Rights Agreement (except to the extent that (i) any such amounts are payable solely as the result of information with respect to [***] furnished by it specifically for inclusion in the Registration Statement (as defined in the Registration Rights Agreement) or Prospectus (as defined in the Registration Rights Agreement) and (ii) the furnishing of such information constitutes gross negligence or willful misconduct as determined by a court of competent jurisdiction). Mr. Lauder agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, obligations, penalties, actions, judgments, suits, claims, damages, costs, disbursements or expenses incurred by or asserted against any of them in any way relating to or arising out of or by reason of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments, or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by any Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel (but in no event more than one counsel for the Agent and the Banks) incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, obligations, penalties, actions, judgments, suits, claims, damages, costs, disbursements or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

Section 11.4. Survival. The obligations of (a) the Borrowers under Sections 3.1, 3.5 and 11.3 and (b) the Agent and the Banks under Section 11.14 shall survive the repayment of the Loans and the termination of the Commitments.

Section 11.5. Assignment; Participations.

(a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Agent, the Banks and their respective successors and assigns, except that no Borrower may assign or transfer his or its rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of any Loan or Commitment to another bank or other entity; provided, however, that (i) any sale or assignment (as opposed to any participation) to a transferee who is not already a “Bank” hereunder (A) shall be in an amount not less than the lesser of (x) $[***] (which amount shall automatically reduce proportionally following any Commitment reductions hereunder) and (y) the entire remaining Commitment of such Bank, and shall also leave any assigning Bank that remains a “Bank” hereunder with a Commitment of at least $[***] (which amount shall automatically reduce proportionally following any Commitment reductions hereunder), and (B) so long as no Event of Default is then continuing, shall be approved in writing by the Borrowers (unless such assignment is to an affiliate of the assigning Bank, in which case no such approval, and only notice to the Borrowers, shall be required), such approval not to be unreasonably withheld, delayed or conditioned, and (ii) any sale or assignment to any Bank that would cause the Commitment Percentage of any Bank to exceed [***]% shall require the unanimous written consent of all of the other Banks. In the case of an assignment, upon notice thereof by the Bank to the Borrowers with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder. In the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under Article 3 shall be determined as if such Bank had not sold such participation, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. The agreement executed by such Bank in favor of the participant shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, provided that action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank may require the consent of such participant. Such Bank may furnish any information concerning the Borrowers in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, unless such prospective assignee or such participant (prospective or otherwise) is a controlled affiliate of such Bank, such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information by executing a Confidentiality Agreement in substantially the form of Exhibit F. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Agent an administrative fee for processing such assignment in the amount of $5,000, except for any assignment to an affiliate of such assigning Bank.

(b) In addition to the assignments and participations permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall require the consent of the Borrowers or release the assigning Bank from its obligations hereunder.

(c) The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its office a copy of all notices of assignments delivered to it and a register in which it shall record the name and address of each assignee and the Loans or Commitments assigned to each such assignee. The entries in such register shall be conclusive absent manifest error and the Agent shall treat each person whose name is recorded in such register as the owner of the applicable Loan or Commitment for all purposes of this Agreement. Such register shall be available for inspection by the Borrowers at any reasonable time upon reasonable prior notice.

(d) Each Bank, acting solely for this purpose as an agent of the Borrowers, shall maintain a register on which it enters the name and address of each participant and the amount of the participation sold to each such participant. The entries in such register shall be conclusive absent manifest error and such Bank shall treat each person whose name is recorded in such register as the owner of the applicable participation for all purposes of this Agreement. Such Bank shall not have any obligation to disclose such register to any person except to the extent disclosure is necessary to establish that the Loans or Commitments are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or such disclosure is otherwise required in connection with compliance with tax law.

Section 11.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at his or its “Address for Notices” on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

Section 11.7. Setoff. Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Borrower at any of such Bank’s offices, in Dollars or in any other currency, against any amount payable by such Borrower to such Bank under this Agreement which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower and the Agent thereof; provided that such Bank’s failure to give such notice shall not affect the validity thereof. Payments by the Borrowers hereunder shall be made without setoff or counterclaim.

SECTION 11.8. JURISDICTION; IMMUNITIES.

(a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID TO SUCH BORROWER AT HIS OR ITS ADDRESS SPECIFIED PURSUANT TO SECTION 11.6 FROM TIME TO TIME. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH BORROWER, THE AGENT AND EACH BANK EACH WAIVES ANY RIGHT HE OR IT MAY HAVE TO JURY TRIAL.

(b) Nothing in this Section 11.8 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any Borrower or his or its property in the courts of any other jurisdictions.

(c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself or his property, such Borrower hereby irrevocably waives such immunity in respect of his obligations under this Agreement.

Section 11.9. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 11.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

Section 11.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

SECTION 11.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with safe and sound banking practices, any confidential information supplied to it by any Borrower, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Agent, (c) to bank examiners, auditors or accountants, (d) in connection with any litigation to which any one or more of the Banks is a party that is adverse to any Borrower in such litigation or (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit F hereto (provided that a controlled affiliate of any Bank or the Agent shall not be required to execute and deliver a Confidentiality Agreement); and, provided further, that upon the repayment of the Loans and the termination of the Commitments the Agent and the Banks may either promptly destroy all copies of any materials furnished by any Borrower or hold such information and keep it confidential and subject to the terms of this Section 11.14.

Section 11.15. Treatment of Certain Information. Each Borrower (a) acknowledges that services may be offered or provided to him or it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by such Borrower may be provided to each such subsidiary and affiliate.

Section 11.16. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

Section 11.17. USA PATRIOT Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Agent (for itself and not on behalf of any Bank) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Bank or the Agent to identify such Borrower in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:

/s/ Ronald S. Lauder
Ronald S. Lauder

[***]

By:
[***]
[***]

Address for Notices to Borrowers:

[***]

AGENT:

[***], as Administrative Agent

By
[***]
[***]

Address for Notices:

[***]

BANKS:

[***]

By
[***]
[***]

Lending Office and Address for Notices:

[***]

[***]

By
[***]
[***]

Lending Office and Address for Notices:

[***]

[***]

By
[***]
[***]

By
Name:
Title:

Lending Office and Address for Notices:

[***]

[***]

By
[***]
[***]

By
Name:
Title:

Lending Office and Address for Notices:

[***]

[***]

By
Name:
Title:

By
Name:
Title:

Lending Office and Address for Notices:

[***]

ANNEX 1

COMMITMENTS

Bank	Commitment
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
Total	$	[	***]

EXHIBIT A

September 7, 2011

[***]

Re:	Credit Agreement dated as of September 7, 2011 (the “Credit Agreement”) among Ronald S. Lauder, [***], the Banks named therein, and [***], as Agent for said Banks

Ladies and Gentlemen:

In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally, by e-mail or by telephone or teleprocess:

NAME

Ronald S. Lauder

[***]

Instructions may be honored on the oral, e-mailed, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any facsimile which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

Very truly yours,

Ronald S. Lauder

[***]

By:
[***]
[***]

2

EXHIBIT B

NOTICE OF CONVERSION/RENEWAL

Date:

[***]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder, [***], the Banks named therein, and [***], as the Agent for the Banks, and hereby gives you notice pursuant to Section 2.8 of the Credit Agreement that the undersigned hereby requests a conversion of one type of Loan advanced to the undersigned into another type of Loan, or the renewal of a Loan advanced to the undersigned as the same type of Loan with an Interest Period of the same or different duration, and in that connection sets forth below the information relating to such conversion or renewal (the “Proposed Conversion/Renewal”) as required by the Credit Agreement:

(i) The Banking Day of the Proposed Conversion/Renewal is

(ii) The aggregate amount of the Proposed Conversion/Renewal is US $

(iii) The Loan or Loans to which the Proposed Conversion/Renewal is to apply are the following:

$         Variable Rate

$         Eurodollar Rate (Complete Section v)

$         Money Market Rate (Complete Section vi)

2

(iv) The interest rate for the Proposed Conversion/Renewal is (check one):

Variable Rate

Eurodollar Rate (Complete Section v)

Money Market Rate (Complete Section vi)

(v) (Eurodollar Loans Only) The Interest Period for the Proposed Conversion/Renewal is (check one):

         one (1) month

         two (2) months

         three (3) months

         six (6) months

         nine (9) months (as available)

         twelve (12) months (as available)

(vi) (Money Market Loans Only) The Interest Period for the Proposed Conversion/Renewal is:

If a Eurodollar Rate or Money Market Rate has been selected under Section (iv) above, then, in accordance with Sections 2.5(a) and 2.6(b) of the Credit Agreement, the undersigned hereby certifies that no Event of Default has occurred and is continuing. Unless we otherwise notify you in writing, you and the Banks may rely on the fact that such statements are true and correct in all material respects on the day of the Proposed Conversion/Renewal before and after giving effect to such Proposed Conversion/Renewal, as though made on and as of such date.

2

The undersigned acknowledges and agrees that if a Eurodollar Loan or a Money Market Loan is being converted or renewed other than on the last day of the Interest Period therefor, such Borrower will pay any amounts due under Section 3.5 of the Credit Agreement.

Very truly yours,

Ronald S. Lauder

[or]

[***]

By:
Name:
Title:

3

EXHIBIT C

Opinion letter of Debevoise & Plimpton LLP to the following effect:

1. [***]

2. [***]

3. (a) Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings to perfect the security interests created by the Facility Documents and (3) those consents, authorizations, filings and other acts that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with any United States federal or New York State governmental authority (excluding any filings under federal securities or blue sky laws in connection with the disposition of the Pledged Shares) is required under United States federal or New York State law to be obtained or made by either Borrower in connection with its execution and delivery of, or performance of its payment obligations under, the Facility Documents to which it is a party or in connection with the validity or enforceability against it of the Facility Documents to which it is a party.

(b) The execution and delivery by each Borrower of the Facility Documents to which it is a party, and the performance by such Borrower of its payment obligations thereunder, (x) will not violate (i) in the case of the [***], its certificate of incorporation and by-laws, (ii) any existing United States federal or New York State law, rule or regulation applicable to such Borrower or (iii) any existing judgment, order or decree of any United States federal or New York State court or other governmental authority known by us to be binding upon such Borrower, except, in the case of clauses (ii) and (iii), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under the Facility Documents) on any of its properties or revenues by operation of any law, rule, regulation, judgment, order or decree referred to in the preceding clause (x).

4. Each Facility Document to which either Borrower is a party is, or when delivered under the Credit Agreement or the other Facility Documents will be, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

5. The borrowing of the Loans under the Credit Agreement does not violate Regulation U of the Board of Governors of the Federal Reserve Commission.

6. After the occurrence and during the continuance of an Event of Default, and subject to compliance by the Agent with the applicable provisions of the Stockholders Agreement, the Company Agreement, the Pledge Agreement and the UCC, the Pledged Shares will be available for immediate sale by or at the direction of the Agent, and exempt from the registration provisions of the Securities Act, under Rule 144 in the enforcement of the Agent’s rights, powers, privileges, remedies and interests under the Pledge Agreement and other Facility Documents, provided that no Secured Party is an affiliate of The Estée Lauder Companies Inc. (the “Corporation”) at the time of

(or within three months preceding) any such sale. Although the matter is not free from doubt, it is our opinion that, in a properly presented and decided case in which the facts relating to the ownership and governance of the Corporation are substantially identical to those known to us on the date hereof, a court would conclude that, no Secured Party would be deemed to be an affiliate of the Corporation solely by virtue of the Agent’s security interest in the Pledged Shares and the enforcement by the Agent of its rights, powers, privileges, remedies and interests under the Pledge Agreement and other Facility Documents with respect to foreclosure and sale into the market of the Pledged Shares on behalf of the Secured Parties as described in the preceding sentence.

7. The Pledge Agreement is effective to create a valid security interest, for the benefit of the Secured Parties (as defined in the Pledge Agreement), in the Pledged Shares. Assuming that such Pledged Shares (in certificated form) either in bearer form or registered form (issued or endorsed in each case in the name of the Agent or in blank) have been delivered to (and remain in the possession and under the control (as defined in Section 8-106 of the UCC) of) the Agent in the State of New York, the Agent has a perfected security interest therein.

8. The Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the payment of the Secured Obligations (as defined in the Security Agreement) in the Collateral (as defined in the Security Agreement) that is of the type in which a security interest can be created under Article 9 of the UCC (the “Article 9 Collateral”), to the extent the UCC is applicable to the creation of such security interest.

9. Upon the proper filing of the Financing Statement in the Filing Office, the Agent will have a perfected security interest, for the benefit of the Secured Parties (as defined in the Security Agreement), in all of the right, title and interest of RSL in and to such Article 9 Collateral (excluding fixtures as defined in the UCC), to the extent perfection may be accomplished by the filing of a financing statement in the Filing Office under the UCC.

EXHIBIT D

NOTICE OF BORROWING

Date:

[***]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder (“Mr. Lauder”), [***], the Banks named therein, and [***], as the Agent for the Banks, and hereby gives you notice pursuant to Sections 2.8 and 4.2 of the Credit Agreement that the undersigned hereby requests a Loan, and in that connection sets forth below the information relating to such Loan (the “Proposed Borrowing”) as required by the Credit Agreement:

(i) The Banking Day of the Proposed Borrowing is

(ii) The aggregate amount of the Proposed Borrowing is US $

(iii) The interest rate for the Proposed Borrowing is (check one):

Variable Rate

Eurodollar Rate (Complete Section iv)

Money Market Rate (Complete Section v)

(iv) (Eurodollar Loans Only) The initial Interest Period for the Proposed Borrowing is (check one):

         one (1) month

         two (2) months

         three (3) months

         six (6) months

         nine (9) months (as available)

         twelve (12) months (as available)

(v) (Money Market Loans Only) The initial Interest Period for the Proposed Borrowing is:

(vi) The Proposed Borrowing is to be credited or wired to the following account:

[INSERT INSTRUCTIONS]

In accordance with Section 4.2 of the Credit Agreement, the undersigned hereby certifies that (i) the representation and warranties contained in Article 5 of the Credit Agreement, and in each other Facility Documents, are true and correct in all material respects on and as of the date hereof as though made on and as of such date (unless stated to relate to a specific date, in which case the same shall be true and correct in all material respects as of such specific earlier date), (ii) no Default or Event of Default has occurred and is continuing or would result from such Proposed Borrowing, (iii) there has been no material adverse change in the assets, business or properties, taken in each case as a whole, or financial condition of Mr. Lauder since the Closing Date, (iv) immediately after giving effect to the Proposed Borrowing, (A) the Loan Exposure will not exceed the aggregate amount of the Commitments, and (B) the Pro-Forma Exposure will not exceed the Aggregate Loan Value of Eligible Collateral, and (v) the aggregate Swap Exposure as to all Interest Rate Protection Agreements currently in effect is $         Unless the undersigned otherwise notifies you in writing, you and the Banks may rely on the fact that such statements are true and correct in all material respects on the day of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and the application of the proceeds thereof, as though made on and as of such date.

Very truly yours,

Ronald S. Lauder

[or]

[***]

By:
Name:
Title:

EXHIBIT E-1

WAREHOUSEMAN’S AGREEMENT

WAREHOUSEMAN’S AGREEMENT made as of                     , among RONALD S. LAUDER, an individual having an address at [***] (the “Grantor”), [***], a national banking association organized under the laws of the United States, having an office at [***], as Agent (in such capacity, the “Agent”) for the Secured Parties under the Security Agreement described below (the “Secured Parties”), and                                                                                      , a                      formed and                      existing under the laws of the State of                     , having an office at                                                   (the “Warehouseman”).

WHEREAS, in order to induce the Secured Parties to provide financial accommodation to the Grantor and [***], the Grantor heretofore executed a Security Agreement dated as of September 7, 2011 (as amended, supplemented and modified to date and from time to time, the “Security Agreement”) granting the Agent a security interest in certain “Scheduled Artwork Collateral” described therein, including the artwork described on Exhibit A hereto and other collateral relating thereto and the proceeds thereof (such artwork described on Exhibit A hereto, together with any additional artwork owned by the Grantor that is delivered to the Warehouseman, being the “Subject Artwork”);

WHEREAS, the Security Agreement and the documents entered into in connection therewith require that this Agreement be delivered if the Subject Artwork is to be located at the warehouse owned and operated by Warehouseman (the “Warehouse”);

WHEREAS, the Agent is prepared to permit Warehouseman to retain possession of the Subject Artwork at the Warehouse, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1. The Agent’s security interests encumbering the Subject Artwork will be senior to all liens, claims and interests of the Warehouseman, other than any warehouseman’s liens of the Warehouseman for any accrued and unpaid warehousing fees charged by the Warehouseman for the actual storage, trucking, crating, viewing and handling of the Subject Artwork.

2. To protect the Agent’s security interest in the Subject Artwork, all warehouse receipts and other documents of title which evidence any Subject Artwork now or hereafter delivered by the Grantor to the Warehouseman shall be non-negotiable. The Warehouseman shall provide the Agent with a copy of such warehouse receipts or other

[***]

[***]

documents of title upon the Agent’s request therefore. The Warehouseman shall further provide the Agent with written notice when an event of default occurs under the agreements evidencing the storage of the Subject Artwork, including, but not limited to, the failure of the Grantor to make payment to the Warehouseman when due.

3. Without the prior written consent of the Agent, the Warehouseman agrees that it will not:

(i) part with physical possession of any Subject Artwork or allow any third party to take physical or constructive possession of any Subject Artwork;

(ii) move or allow any third party to move any Subject Artwork, except within the Warehouse;

(iii) to the extent it has knowledge thereof, permit or acknowledge the creation or proposed creation of any security interest, lien, pledge, charge or other encumbrance (“Lien”) relating to any Subject Artwork (other than the Lien constituted by the Security Agreement and Liens of the Warehouseman); or

(iv) transfer, sell, deal with, trade, alter or dispose of any Subject Artwork or take any other action prejudicial to the Agent’s first priority security interest in any Subject Artwork.

4. Warehouseman agrees to take whatever action the Agent directs in writing with respect to any Subject Artwork, including, but not limited to, storage, shipping or other transfer or movement of any Subject Artwork, and the cost thereof shall be the sole responsibility of the Grantor, provided that nothing contained herein shall be construed to relieve the Agent of any liability it may have to the Grantor on account of any such direction by the Agent. In the event the Grantor does not reimburse Warehouseman for its costs under this paragraph 4, the Agent shall reimburse Warehouseman for such costs and the Grantor shall indemnify the Agent for all funds so expended, such amount to be a Secured Obligation secured by the Collateral described in the Security Agreement. All of the Warehouseman’s charges of any nature whatsoever shall continue to be charged to and paid by the Grantor. Except as herein specifically provided, the Agent shall not be directly or indirectly liable or responsible for any of said charges whether due or to become due.

5. To assist the Agent in keeping accurate records relating to the Subject Artwork, the Warehouseman hereby agrees to provide the Agent with such information regarding delivery and shipment of the Subject Artwork and statements of charges rendered to the Grantor as the Agent may reasonably request. Further, the Warehouseman agrees to advise the Agent in the event that any charges or expenses due from the Grantor to the Warehouseman become past due. In addition, the Warehouseman agrees to permit the Agent and its representatives to visit its property at all reasonable times upon reasonable notice to inspect and audit the Subject Artwork.

2

6. The Warehouseman hereby warrants and represents that it does not deal in the type of goods stored by the Grantor and it does not buy or sell such goods in the ordinary course of its business.

7. The Grantor hereby agrees that the Warehouseman will have no liability to the Grantor if the Warehouseman complies in good faith with the Agent’s written directions as described above, provided that nothing contained herein shall be construed to relieve the Agent of any liability it may have to the Grantor on account of any such direction by the Agent. The Grantor further agrees that he will continue to pay all processing or warehousing fees and other expenses related to the storage of the Subject Artwork and will reimburse the Warehouseman for all reasonable costs or expenses incurred as a direct result of the Warehouseman’s compliance with the terms and provisions of this Agreement.

8. The Warehouseman will notify all successor owners, transferees, purchasers, secured lenders and mortgagees of the existence of this Agreement. The agreements contained herein shall be binding upon the successors, assigns and personal representatives of the Grantor, the Agent and the Warehouseman.

9. The obligations of the Grantor hereunder shall not be prejudiced or affected by any act, omission or circumstance, or the invalidity or unenforceability of any collateral which might otherwise operate or release or exonerate the Grantor from his obligations hereunder.

10. Absent its own gross negligence or willful misconduct, the Agent shall have no liability (a) for any decline in the value of the Subject Artwork, (b) for any default by the Warehouseman or the Grantor under any warehouse agreement, (c) for any loss, damage to or theft of any Subject Collateral, (d) as mortgagee in possession of any Subject Collateral, or (e) to any third party employed in connection with any Subject Collateral or any disposition thereof.

11. If any provisions of this Agreement are prohibited or declared unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or affect the remaining provisions of this Agreement.

12. The Grantor agrees to execute and deliver or cause to be executed and delivered such documents, instruments and undertaking as may from time to time be reasonably requested by the Agent and/or the Warehouseman and/or their respective agents to effect the transactions contemplated hereby.

3

13. The Grantor shall deliver to the Agent written confirmation that the Agent is named and designated as loss payee on any insurance policy covering the Subject Artwork from the time it leaves the premises owned or operated by the Grantor to the time it returns to such premises. The foregoing insurance shall be non-cancelable and shall not expire without the prior written consent of the Agent.

14. The agreements contained herein shall continue in force until all of the Grantor’s obligations and liabilities to the Agent and the Secured Parties are satisfied in full and all financing arrangements provided by the Agent and the Secured Parties to the Grantor have been terminated. The Agent and the Secured Parties, without affecting the validity of this Agreement, may extend, amend or in any way modify the terms of payment or performance of any of the Grantor’s obligations to the Agent and the Secured Parties without the consent of the Warehouseman and without giving notice thereof to the Warehouseman. This Agreement may only be amended or rescinded by a written agreement signed by the Agent, and the Warehouseman agrees that no provision of this Agreement may be amended or rescinded by the Grantor, provided, however, that Exhibit A hereto shall be deemed to be automatically amended to include any additional artwork owned by the Grantor that is from time to time delivered to the Warehouseman. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[NAME OF WAREHOUSEMAN]

By
Name:
Title:

[AGENT]

By
Name:
Title:

[Ronald S. Lauder] [[***], Attorney-inFact for Ronald S. Lauder]

[***]

[***]

EXHIBIT A

List of Artwork

[***]

[***]

EXHIBIT E-2

BAILMENT AGREEMENT

BAILMENT AGREEMENT made as of                     , among RONALD S. LAUDER, an individual having an address at [***] (the “Grantor”), [***], a national banking association organized under the laws of the United States, having an office at [***], as Agent (in such capacity, the “Agent”) for the Secured Parties under the Security Agreement described below (the “Secured Parties”), and                                                                  , a                      formed and                      existing under the laws of the State of                              having an office at                                                   (the “Bailee”).

WHEREAS, in order to induce the Secured Parties to provide financial accommodation to the Grantor and [***], the Grantor heretofore executed a Security Agreement dated as of September 7, 2011 (as amended, supplemented and modified to date and from time to time, the “Security Agreement”) granting the Agent a security interest in certain “Scheduled Artwork Collateral” described therein, including the artwork described on Exhibit A hereto and other collateral relating thereto and the proceeds thereof (such artwork described on Exhibit A hereto, together with any additional artwork owned by the Grantor that is delivered to the Bailee, being the “Subject Artwork”);

WHEREAS, the Security Agreement and the documents entered into in connection therewith require that this Agreement be delivered if the Subject Artwork is to be located at the [gallery/museum] owned and operated by Bailee (the “[Gallery/Museuml”);

WHEREAS, the Agent is prepared to permit Bailee to retain possession of the Subject Artwork at the [Gallery/Museum], subject to the terms and conditions of this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1. The Bailee acknowledges the Agent’s security interests in the Subject Artwork. The Agent’s security interests encumbering the Subject Artwork will be senior to all liens, claims and interests of the Bailee.

2. Grantor shall promptly provide the Agent with a true and complete copy of any Consignment Agreement, Art Exhibition Agreement or similar agreement regarding the placement of the Subject Artwork at the [Gallery/Museum]. To the extent the terms hereof are inconsistent with the terms of any such agreement, the terms hereof shall govern. The Bailee shall provide the Agent with written notice when an event of default occurs under the agreements regarding the placement of the Subject Artwork, including, but not limited to, the failure of the Grantor to make payment to the Bailee when due.

[***]

[***]

3. Without the prior written consent of the Agent, the Bailee agrees that it will not:

(i) part with physical possession of any Subject Artwork or allow any third party to take physical or constructive possession of any Subject Artwork;

(ii) move or allow any third party to move any Subject Artwork, except within the [Gallery/Museum];

(iii) to the extent it has knowledge thereof, permit or acknowledge the creation or proposed creation of any security interest, lien, pledge, charge or other encumbrance (“Lien”) relating to any Subject Artwork (other than the Lien constituted by the Security Agreement and Liens of the Bailee); or

(iv) transfer, sell, deal with, trade, alter or dispose of any Subject Artwork or take any other action prejudicial to the Agent’s first priority security interest in any Subject Artwork.

4. Bailee agrees to take whatever action the Agent directs in writing with respect to any Subject Artwork, including, but not limited to, storage, shipping or other transfer or movement of any Subject Artwork, and the cost thereof shall be the sole responsibility of the Grantor, provided that nothing contained herein shall be construed to relieve the Agent of any liability it may have to the Grantor on account of any such direction by the Agent. In the event the Grantor does not reimburse Bailee for its costs under this paragraph 4, the Agent shall reimburse Bailee for such costs and the Grantor shall indemnify the Agent for all funds so expended, such amount to be an Obligation secured by the Collateral described in the Security Agreement. All of the Bailee’s charges of any nature whatsoever shall continue to be charged to and paid by the Grantor. Except as herein specifically provided, the Agent shall not be directly or indirectly liable or responsible for any said charges whether due or to become due.

5. To assist the Agent in keeping accurate records relating to the Subject Artwork, the Bailee hereby agrees to provide the Agent with such information regarding delivery and shipment of the Subject Artwork and statements of charges rendered to the Grantor as the Agent may reasonably request. In addition, the Bailee agrees to permit the Agent and its representatives to visit its property at all reasonable times upon reasonable notice to inspect and audit the Subject Artwork.

2

6. [IF OTHER THAN A GALLERY] [The Bailee hereby warrants and represents that it does not deal in goods of the type of the Subject Artwork and it does not buy or sell such goods in the ordinary course of its business.]

7. The Grantor hereby agrees that the Bailee will have no liability to the Grantor if the Bailee complies in good faith with the Agent’s written directions as described above, provided that nothing contained herein shall be construed to relieve the Agent of any liability it may have to the Grantor on account of any such direction by the Agent. The Grantor further agrees that he will continue to pay all fees and other expenses related to the placement of the Subject Artwork and will reimburse the Bailee for all reasonable costs or expenses incurred as a direct result of the Bailee’s compliance with the terms and provisions of this Agreement.

8. The Bailee will notify all successor owners, transferees, purchasers, secured lenders and mortgagees of the existence of this Agreement. The agreements contained herein shall be binding upon the successors, assigns and personal representatives of the Grantor, the Agent and the Bailee.

9. The obligations of the Grantor hereunder shall not be prejudiced or affected by any act, omission or circumstance, or the invalidity or unenforceability of any collateral which might otherwise operate or release or exonerate the Grantor from its obligations hereunder.

10. Absent its own gross negligence or willful misconduct, the Agent shall have no liability (a) for any decline in the value of the Subject Artwork, (b) for any default by the Bailee or the Grantor under any Consignment Agreement, Art Exhibition Agreement or similar agreement, (c) for any loss, damage to or theft of any Subject Collateral, (d) as mortgagee in possession of any Subject Collateral, or (e) to any third party employed in connection with any Subject Collateral or any disposition thereof.

11. If any provisions of this Agreement are prohibited or declared unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or affect the remaining provisions of this Agreement.

12. The Grantor agrees to execute and deliver or cause to be executed and delivered such documents, instruments and undertaking as may from time to time be reasonably requested by the Agent and/or the Bailee and/or their respective agents to effect the transactions contemplated hereby.

13. The Grantor shall deliver to the Agent written confirmation that the Agent is named and designated as loss payee on any insurance policy covering the Subject Artwork from the time it leaves the premises owned or operated by the Grantor to the time it returns to such premises. The foregoing insurance shall be non-cancelable and shall not expire without the prior written consent of the Agent.

3

14. The agreements contained herein shall continue in force until all of the Grantor’s obligations and liabilities to the Agent and the Secured Parties are satisfied in full and all financing arrangements provided by the Agent and the Secured Parties to the Grantor have been terminated. The Agent and the Secured Parties, without affecting the validity of this Agreement, may extend, amend or in any way modify the terms of payment or performance of any of the Grantor’s obligations to the Agent and the Secured Parties without the consent of the Bailee and without giving notice thereof to the Bailee. This Agreement may only be amended or rescinded by a written agreement signed by the Agent, and the Bailee agrees that no provision of this Agreement may be amended or rescinded by the Grantor, provided, however, that Exhibit A hereto shall be deemed to be automatically amended to include any additional artwork owned by the Grantor that is from time to time delivered to the Bailee. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[NAME OF BAILEE]

By
Name:
Title:

[AGENT]

By
Name:
Title:

[Ronald S. Lauder] [[***], Attorney-inFact for Ronald S. Lauder]

[***]

[***]

EXHIBIT A

List of Artwork

[***]

[***]

EXHIBIT F

CONFIDENTIALITY AGREEMENT

[Date]

[Insert Name and

Address of Prospective

Participant or Assignee]

Re:	Credit Agreement dated as of September 7, 2011 (the “Credit Agreement”) among Ronald S. Lauder, [***], the Banks named therein, and [***], as Agent for said Banks

Dear                    :

As a Bank, party to the above-referenced Credit Agreement (the “Credit Agreement”), we have agreed with Ronald S. Lauder and [***] (collectively, the “Borrowers”) pursuant to Section 11.14 of the Credit Agreement to keep confidential, except as otherwise provided therein, all confidential information supplied by the Borrowers in connection with the Credit Agreement and the Collateral Documents.

As provided in said Section 11.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such confidential information subject to the execution and delivery by you, prior to receiving such confidential information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (a) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (b) you shall, in accordance with safe and sound banking practices, keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Banks is a party that is adverse to any Borrower in such litigation; and provided, further, that upon the repayment of the Loans (as defined in the Credit Agreement) and the termination of the Commitments (as defined in the Credit Agreement) you may either promptly destroy all copies of any materials furnished to you pursuant to this Confidentiality Agreement or hold such information and keep it confidential and subject to the terms of this Confidentiality Agreement.

[***]

[***]

Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

Very truly yours,

[Insert Name of Bank]

By:

The foregoing is agreed to as of the date of this letter.

[Insert name of prospective participant or assignee]

By:

[***]

[***]

2

EXHIBIT G-1

RELOCATION OF COLLATERAL CHECKLIST

Date:

[***]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder, [***], the Banks named therein, and [***], as the Agent for the Banks, and hereby gives you notice pursuant to Section 7.4 of the Credit Agreement of the relocation of the following item of Eligible Artwork Collateral:

Name of Artwork:

Artist:

Old Location:

New Location:

Artwork Collateral Value of Artwork:	$
Relocation Date (Proposed or Actual):
Will the Artwork remain in the Eligible Artwork Collateral?	Yes	No

Attached hereto is an updated Schedule Ito the Security Agreement reflecting the new location of the artwork, which you are authorized to attach to the Security Agreement as of the relocation date set forth above. [ADD THE FOLLOWING IF THE RELOCATION HAS NOT YET OCCURRED] You may rely on the fact that the relocation will occur on the proposed relocation date set forth above unless we otherwise notify you in writing prior to such proposed relocation date.

Very truly yours,

[Ronald S. Lauder] [[***], Attorney-in Fact for Ronald S. Lauder]

[***]

[***]

EXHIBIT G-2

SALE OF COLLATERAL CHECKLIST

Date:

[***]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder, [***], the Banks named therein, and [***], as the Agent for the Banks, and hereby gives you notice pursuant to Section 7.3 of the Credit Agreement of the sale of the following item of Eligible Artwork Collateral:

Name of

Artwork:

Artist:

Artwork Collateral Value of Artwork:	$
Proposed Sale Price of Artwork:	$
Proposed Sale Date:

Attached hereto is an updated Schedule Ito the Security Agreement reflecting the deletion of the Eligible Artwork Collateral to be sold, which you are authorized to attach to the Security Agreement as of the proposed sale date set forth above. You may rely on the fact that the sale will occur on the proposed sale date set forth above unless we otherwise notify you in writing prior to such proposed sale date.

Very truly yours,

[Ronald S. Lauder] [[***], Attorney-in Fact for Ronald S. Lauder]

[***]

[***]

EXHIBIT G-3

Date:

[***]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder, [***], the Banks named therein, and [***], as the Agent for the Banks, and hereby gives you notice pursuant to Section 8.4 of the Credit Agreement of the proposed release of the following shares constituting Eligible Stock Collateral:

Number of Shares to be Released:

Proposed Release Date:

The undersigned will furnish an updated Schedule I to the Pledge Agreement reflecting the deletion of the Eligible Stock Collateral to be released, which you are authorized to attach to the Pledge Agreement as of the proposed released date set forth above. You may rely on the fact that any related sale or other disposition will occur on the proposed released date set forth above unless the undersigned otherwise notifies you in writing prior to such proposed released date.

Very truly yours,

[Ronald S. Lauder] [[***], Attorney-in-Fact for Ronald S. Lauder]

[***]

[***]

EXHIBIT H

PRINCIPAL RESIDENCE AND SCHEDULED ARTWORK COLLATERAL AFFIDAVIT

Dated:

Reference is made to that certain Credit Agreement dated as of September 7, 2011 (the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), by and among Ronald S. Lauder, [***], the Banks named therein, and [***], as the Agent for the Banks.

Before me, the undersigned authority, personally appeared Ronald S. Lauder (the “Affiant”), who after being duly sworn, deposes and says:

1. That [***] (the “Property”).

2. That the Property is currently the principal residence of the Affiant and the Affiant intends the Property to continue as the principal residence of the Affiant for [***], and that the Property has been utilized as the principal residence of the Affiant for the prior [***].

3. That the Affiant is the sole legal and beneficial owner of the Scheduled Artwork Collateral identified in Schedule I attached hereto. After giving effect to the initial borrowing under the Credit Agreement and the application of the proceeds thereof, no part of the Scheduled Artwork Collateral is subject to any Lien of any kind whatsoever, except for the Lien in favor of Agent and any inchoate liens for taxes not yet due or payable.

[***]

[***]

The Affiant makes this Affidavit to induce the Banks to make Loans under the Credit Agreement, and understands that the Banks are relying on the statements contained herein in making such Loans.

Ronald S. Lauder

STATE OF NEW YORK

COUNTY OF NEW YORK

The foregoing instrument was sworn to, subscribed and acknowledged before me this      day of         , 2011 by Ronald S. Lauder.

My commission expires:
Notary Public

(SEAL)

Printed Name of Notary

[***]

[***]

SCHEDULE I

SCHEDULED ARTWORK COLLATERAL

Artist	Title of Work	Date (Approx.)	Description	Date Purchased	Current Location
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]

Artist	Title of Work	Date (Approx.)	Description	Date Purchased	Current Location
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]

2

EXHIBIT I

Supplementary Scheduled Artwork Collateral Opinion

1. The Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Secured Parties, as security for the payment of the Secured Obligations (as defined in the Security Agreement) in the Collateral (as defined in the Security Agreement) that is of the type in which a security interest can be created under Article 9 of the UCC (the “Article 9 Collateral”), to the extent the UCC is applicable to the creation of such security interest.

2. Upon the proper filing of the Financing Statements in the Filing Offices, the Agent will have a perfected security interest, for the benefit of the Secured Parties, in all of the right, title and interest of Mr. Lauder in and to such Article 9 Collateral (excluding fixtures as defined in the UCC), to the extent perfection may be accomplished by the filing of financing statements in the Filing Offices under the UCC.

[***]

[***]

EXHIBIT J

September 7, 2011

The Estee Lauder Companies Inc.

767 Fifth Avenue

New York, New York 10153

Re: [***]

Ladies and Gentlemen:

Ronald S. Lauder (the “Pledgor”) and [***] and, together with the Pledgor, the “Borrowers”) are entering into a Credit Agreement, dated as of September 7, 2011 (the “Credit Agreement”), with the banks named therein and [***], as agent for said banks (the “Agent”). The Credit Agreement will be secured by a pledge (the “Pledge”) by the Pledgor in favor of the Agent of shares of Class B common stock, par value $0.01 per share (“Class B Shares”), of The Estee Lauder Companies Inc. (the “Corporation”). The Pledge provides that, in certain circumstances, the Agent may convert the pledged Class B Shares into shares of the Corporation’s Class A common stock, par value $0.01 per share (“Class A Shares”), and transfer the Class A Shares issued upon conversion in compliance with the Stockholders Agreement dated as of November 22, 1995 (as the same has been and may be amended from time to time, the “Stockholders Agreement”), by and among the Corporation, Leonard A. Lauder, the Pledgor, William P. Lauder, Gary M. Lauder, LAL Family Partners L.P., and the trustees of the various trusts set forth in the signature pages thereof.

This is to confirm our understanding as follows:

1. Attached as Exhibit A is the Restated Certificate of Incorporation of the Corporation, as amended, as in effect as of the date hereof setting forth the procedures in effect as of the date hereof that are required to be followed to effect a conversion of Class B Shares into Class A Shares, not taking into account additional procedures that may be required in connection with certificates bearing legends.

2. The procedures in effect as of the date hereof (the “Conversion Procedures”) that are required to effect a conversion (a “Conversion”) of Class B Shares evidenced by certificates bearing only legends restricting further transfers under the Stockholders Agreement, the Restated Certificate of Incorporation, as amended and the Securities Act of 1933, as amended (the “Act”), are as follows (assuming there are no pending or threatened legal proceedings or other actions relating thereto):

[***]

[***]

a. delivery to the Corporation of an opinion of counsel, reasonably satisfactory to the Corporation, stating:

i.	that the Conversion is in compliance with the Restated Certificate of Incorporation, as amended and the Stockholders Agreement; and

ii.	that the Conversion may be effected without registration under the Act.

b. surrender of the certificates representing the Class B Shares to be converted at any time during normal business hours at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by instruments of transfer, in form and substance satisfactory to the Corporation and to the Transfer Agent, duly executed by the registered holder of the Class B Shares to be converted, signature guaranteed, and transfer tax stamps or funds therefor, if required; and

c. delivery of a Conversion Notice in the form attached as Exhibit B.

3. The procedures in effect as of the date hereof (the “Transfer Procedures”) that are required to effect a transfer (a “Transfer”) of Class A Shares, including Class A Shares issuable upon a Conversion, that are evidenced by certificates bearing only legends restricting further transfers under the Stockholders Agreement, the Restated Certificate of Incorporation, as amended and the Act, are as follows (assuming there are no pending or threatened legal proceedings or other actions relating thereto):

a. delivery to the Corporation of an opinion of counsel, reasonably satisfactory to the Corporation, stating:

i.	that the Transfer is in compliance with the Stockholders Agreement;

ii.	that the Transfer may be effected without registration under the Act, or is being effected pursuant to an effective registration statement under the Act, as the case may be; and

iii.	whether the certificates representing the Class A Shares to be issued pursuant to the Transfer and in reliance upon such opinion should be issued with or without the legends and “stop transfer” instructions restricting further transfers under the Stockholders Agreement and the Act; and

b. if the certificates representing the Class A Shares to be transferred are in the possession of the transferring registered holder, then surrender of such certificates at any time during normal business hours at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by instruments of transfer, in form and substance satisfactory to the Corporation and to the

2

Transfer Agent, duly executed by the registered holder of the Class A Shares to be transferred, signature guaranteed, and transfer tax stamps or funds therefor, if required; and

c. if the certificates representing the Class A Shares to be transferred are in the possession of the Transfer Agent as a result of the conversion described in Section 2 above, then instruments of transfer, in form and substance satisfactory to the Corporation and to the Transfer Agent, duly executed by the registered holder of the Class A Shares to be transferred, signature guaranteed, and transfer tax stamps or funds therefor, if required.

We understand that the Conversion Procedures and Transfer Procedures described above are as in effect on the date hereof and these procedures may hereafter change as a result of, among other things, amendments to the Corporation’s Certificate of Incorporation, changes in law and changes in the Corporation’s policies.

We further understand and agree that (x) the pledge of Class B Shares pursuant to the Pledge and transfers of the pledged Class B Shares and Class A Shares issuable on conversion thereof are subject to the requirements of the Stockholders Agreement and (y) the Corporation expresses no view with respect thereto.

3

If you are in agreement with the foregoing, please execute the acknowledgment below and return a copy of this letter to the Agent.

Very truly yours,

[***]

By:
[***]
[***]

The undersigned confirms the above understanding as of date hereof:

THE ESTEE LAUDER COMPANIES INC.

By:
Sara E. Moss
Executive Vice President and General Counsel

By:
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

Exhibit A

Restated Certificate of Incorporation

2

Exhibit B

To: The Estee Lauder Companies Inc.

Notice of Conversion

of Shares of

Class B Common Stock, par value $.O1 per share

The undersigned holder of Certificate No.              surrendered herewith representing                  shares (the “Class B Shares”) of Class B Common Stock, par value $.O1 per share, of The Estee Lauder Companies Inc. (the “Corporation”) desires to convert, pursuant to Section 4.2(c)(ii) of the Restated Certificate of Incorporation,                  of the Class B Shares into an equal number of shares of Class A Common Stock, par value $.O1 per share, of the Corporation. You are hereby instructed to deliver the stock certificate in my name representing such shares of Class A Common Stock with the legends stating that the shares are subject to the Stockholders’ Agreement and that they have not been registered under the Securities Act of 1933, as amended, to [***], as Agent.

Dated:

Ronald S. Lauder

[Signature Guarantee]]

1

EXHIBIT K

FORM OF PROMISSORY NOTE

$[Commitment of Bank]

September 7, 2011

RONALD S. LAUDER (“Mr. Lauder”) and [***] and, together with Mr. Lauder, the “Borrowers”), for value received, hereby promises to pay to the order of                      (the “Bank”) at the office of [***]. at [***] (the “Agent”), for the account of the appropriate Lending Office of the Bank, the principal sum of [Commitment of Bank in Words] ($[Commitment of Bank]) or, if less, the amount loaned by the Bank to the Borrowers pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrowers also promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office of the Agent for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

The date and amount of each type of Loan made by the Bank to the Borrowers under the Credit Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

This is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement (as amended from time to time the “Credit Agreement”) dated as of even date herewith among the Borrowers, the Banks named therein (including the Bank) and the Agent and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement. In accordance with Section 2.2(a) of the Credit Agreement, it is expressly understood and agreed that [***] shall only be liable for [***] (and interest thereon) made under the Credit Agreement and shall not be liable for fees thereon or for the Loans made to Mr. Lauder under the Credit Agreement or interest or fees thereon.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

2

The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

3

This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

Ronald S. Lauder

[***]

By:
[***]
[***]

4

Date	Amount of Loan	Amount of Payment	Balance Outstanding	Notation By

i